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                                                                    Exhibit 99.1






                          SECURITIES PURCHASE AGREEMENT

                                  by and among

                             ASPEN TECHNOLOGY, INC.

                                       and

                  THE SEVERAL PURCHASERS NAMED ON SCHEDULE 2.01


                               Dated June 1, 2003




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                                TABLE OF CONTENTS

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                                                                                                               PAGE
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ARTICLE 1 DEFINITIONS.............................................................................................2
    SECTION 1.01          DEFINITIONS.............................................................................2
    SECTION 1.02          INTERPRETATION AND RULES OF CONSTRUCTION...............................................10

ARTICLE 2 PURCHASE AND SALE OF THE SECURITES.....................................................................11
    SECTION 2.01          COMMITMENT TO PURCHASE.................................................................11
    SECTION 2.02          THE CLOSING............................................................................11

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF THE COMPANY..........................................................12
    SECTION 3.01          EXISTENCE AND POWER....................................................................13
    SECTION 3.02          AUTHORIZATION..........................................................................13
    SECTION 3.03          GOVERNMENTAL AUTHORIZATION.............................................................13
    SECTION 3.04          NONCONTRAVENTION.......................................................................14
    SECTION 3.05          CAPITALIZATION.........................................................................14
    SECTION 3.06          SUBSIDIARIES...........................................................................15
    SECTION 3.07          PUBLIC REPORTS; FINANCIAL STATEMENTS...................................................16
    SECTION 3.08          ABSENCE OF CERTAIN CHANGES SINCE BALANCE SHEET DATE....................................17
    SECTION 3.09          NO UNDISCLOSED MATERIAL LIABILITIES....................................................18
    SECTION 3.10          LITIGATION; REGULATORY COMPLIANCE......................................................19
    SECTION 3.11          COMPLIANCE WITH LAWS...................................................................20
    SECTION 3.12          INTELLECTUAL PROPERTY..................................................................20
    SECTION 3.13          LICENSES AND PERMITS...................................................................23
    SECTION 3.14          EMPLOYEE MATTERS.......................................................................23
    SECTION 3.15          KEY EMPLOYEES AND EXECUTIVE COMPENSATION...............................................25
    SECTION 3.16          LABOR MATTERS..........................................................................26
    SECTION 3.17          TAXES..................................................................................26
    SECTION 3.18          ENVIRONMENTAL MATTERS..................................................................27
    SECTION 3.19          CERTAIN PAYMENTS.......................................................................27
    SECTION 3.20          AFFILIATE TRANSACTIONS.................................................................28
    SECTION 3.21          FINDERS' FEES..........................................................................28
    SECTION 3.22          RIGHTS AGREEMENT.......................................................................28
    SECTION 3.23          NASDAQ NATIONAL MARKET.................................................................28
    SECTION 3.24          NO MANIPULATION OF STOCK...............................................................28
    SECTION 3.25          NON-INVESTMENT COMPANY.................................................................29
    SECTION 3.26          GENERAL SOLICITATION; NO INTEGRATION...................................................29
    SECTION 3.27          ACCOUNTING CONTROLS....................................................................29
    SECTION 3.28          ACKNOWLEDGEMENT REGARDING PURCHASERS' PURCHASE OF SHARES
                          AND WARRANTS...........................................................................29
    SECTION 3.29          ACKNOWLEDGEMENT OF DILUTION............................................................29
    SECTION 3.30          FORM S-3 ELIGIBILITY...................................................................30


ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER.......................................................30
    SECTION 4.01          EXISTENCE AND POWER....................................................................30
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    SECTION 4.02          AUTHORIZATION..........................................................................30
    SECTION 4.03          GOVERNMENTAL AUTHORIZATION.............................................................30
    SECTION 4.04          NONCONTRAVENTION.......................................................................30
    SECTION 4.05          PRIVATE PLACEMENT......................................................................30
    SECTION 4.06          ACCESS TO INFORMATION..................................................................31
    SECTION 4.07          GENERAL SOLICITATION...................................................................31
    SECTION 4.08          RELIANCE...............................................................................31
    SECTION 4.09          ABSENCE OF LITIGATION..................................................................31
    SECTION 4.10          FINDERS' FEES..........................................................................31

ARTICLE 5 COVENANTS OF THE COMPANY...............................................................................32
    SECTION 5.01          NOTICES OF CERTAIN PRE-CLOSING EVENTS..................................................32
    SECTION 5.02          USE OF PROCEEDS........................................................................32
    SECTION 5.03          CAPITAL STOCK MATTERS..................................................................33
    SECTION 5.04          INSURANCE..............................................................................33
    SECTION 5.05          TAX ELECTIONS; CHANGES IN ACCOUNTING PRACTICES.........................................34
    SECTION 5.06          PRE-CLOSING CONDUCT OF THE COMPANY.....................................................34
    SECTION 5.07          PRE-CLOSING ACCESS TO INFORMATION......................................................36
    SECTION 5.08          NO SOLICITATION........................................................................36
    SECTION 5.09          CERTAIN ACTIONS OR OMISSIONS...........................................................38
    SECTION 5.10          UPDATE OF DISCLOSURE...................................................................38

ARTICLE 6 COVENANTS OF THE COMPANY AND THE PURCHASERS............................................................38
    SECTION 6.01          FURTHER ASSURANCES.....................................................................38
    SECTION 6.02          CERTAIN FILINGS........................................................................39
    SECTION 6.03          PUBLIC ANNOUNCEMENTS...................................................................39
    SECTION 6.04          TAX CONSISTENCY........................................................................39
    SECTION 6.05          PROXY STATEMENT........................................................................39

ARTICLE 7 CONDITIONS TO CLOSING..................................................................................40
    SECTION 7.01          CONDITIONS TO EACH PURCHASER'S OBLIGATIONS.............................................40
    SECTION 7.02          CONDITIONS TO COMPANY'S OBLIGATIONS....................................................44

ARTICLE 8 SURVIVAL; INDEMNIFICATION..............................................................................45
    SECTION 8.01          SURVIVAL...............................................................................45
    SECTION 8.02          INDEMNIFICATION........................................................................45
    SECTION 8.03          LIMITATIONS ON INDEMNIFICATION.........................................................46

ARTICLE 9 MISCELLANEOUS..........................................................................................47
    SECTION 9.01          NOTICES................................................................................47
    SECTION 9.02          AMENDMENTS AND WAIVERS.................................................................47
    SECTION 9.03          EXPENSES; DOCUMENTARY TAXES............................................................48
    SECTION 9.04          TERMINATION............................................................................50
    SECTION 9.05          SUCCESSORS AND ASSIGNS.................................................................52
    SECTION 9.06          GOVERNING LAW; WAIVER OF JURY TRIAL....................................................52
    SECTION 9.07          COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS......................................53
    SECTION 9.08          ENTIRE AGREEMENT.......................................................................53
    SECTION 9.09          HEADINGS...............................................................................53
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                                    EXHIBITS


Exhibit A - Form of Certificate of Designations
Exhibit B - Form of Common Stock Warrant
Exhibit C - Form of Voting Agreement
Exhibit D - Form of Charter Amendment
Exhibit E - Form of Investor Rights Agreement
Exhibit F - Form of Management Rights Letter
Exhibit G - Series B Agreement
Exhibit H - Form of Hale and Dorr LLP Legal Opinion

                                     ANNEXES

Annex I - List of Stockholders Subject to Voting Rights Agreements Annex II - List of Existing Registration Rights Agreements

                                    SCHEDULES

Schedule 2.01                         Purchasers
Schedule 3.04                         Noncontravention
Schedule 3.05(b)                      Capitalization
Schedule 3.05(c)                      Company Securities
Schedule 3.05(c)-1                    Outstanding Options
Schedule 3.05(c)-2                    Outstanding Warrants
Schedule 3.05(d)                      Rights
Schedule 3.06(a)                      Subsidiaries
Schedule 3.06(a)-1                    List of Subsidiaries
Schedule 3.06(b)                      Subsidiary Securities
Schedule 3.07(c)                      Public Reports; Financial Statements
Schedule 3.08(a), (d),                Absence of Certain Changes
(e), (g), (j), (k), (m)
Schedule 3.09(a)                      No Material Undisclosed Liabilities
Schedule 3.09(b)                      Off-Balance Sheet Disclosure
Schedule 3.10(a)                      Pending or Threatened Litigation
Schedule 3.10(b)                      Prior Litigation
Schedule 3.10(c)                      Active Proceedings
Schedule 3.11(a)                      Compliance with Laws
Schedule 3.12(a), (b),                Intellectual Property
(f), (g), (i)
Schedule 3.14(a)-(c)                  Benefit Plans
Schedule 3.14(e)                      Investigation of Benefit Plans
Schedule 3.14(f)                      Contributions to Employee Benefit Plans
Schedule 3.14(g)                      Employee Benefit Plans Not Subject to
                                      Amendment or Termination
Schedule 3.14(h)                      Multiemployer Plans
Schedule 3.15(a)-1                    Key Employees; Compensation
Schedule 3.15(a)-2                    Certain Employees


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Schedule 3.15(b)                      Employment Agreements
Schedule 3.15(c)                      No Violation of Employment Arrangements
Schedule 3.16(b)                      Labor Matters
Schedule 3.17(e), (f), (i)            Taxes
Schedule 3.18(b)                      Environmental Matters
Schedule 3.21                         Company Finder's Fees
Schedule 3.23                         Notices from Nasdaq


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                          SECURITIES PURCHASE AGREEMENT

     THIS SECURITIES PURCHASE AGREEMENT (the "AGREEMENT") dated June 1, 2003 among ASPEN TECHNOLOGY, INC., a Delaware corporation (the "COMPANY"), the several purchasers named as "Series D-1 Purchasers" in SCHEDULE 2.01 (individually, a "SERIES D-1 PURCHASER" and, collectively, the "SERIES D-1 PURCHASERS"), and the several purchasers named as "Series D-2 Purchasers" in
SCHEDULE 2.01 (individually, a "SERIES D-2 PURCHASER" and, collectively, the "SERIES D-2 PURCHASERS" and, with the Series D-1 Purchasers, the "PURCHASERS").

                                   BACKGROUND

     A. The Company proposes to issue, pursuant to this Agreement, (i) 300,300 shares (the "SERIES D-1 SHARES") of its Series D-1 Convertible Preferred Stock, par value $0.10 per share and stated value of $333.00 per share (the "SERIES D-1 PREFERRED STOCK"), and 63,064 shares (the "SERIES D-2 SHARES" and, with the Series D-1 Shares, the "SHARES") of its Series D-2 Convertible Preferred Stock, par value $0.10 per share and stated value of $333.00 per share (the "SERIES D-2 PREFERRED STOCK" and, with the Series D-1 Preferred Stock, the "SERIES D PREFERRED STOCK"), which Series D-1 Shares and Series D-2 Shares shall have the respective rights, privileges and preferences set forth on EXHIBIT A, and (ii) warrants to acquire an aggregate of 7,267,266 shares of Common Stock, par value $.10 per share, of the Company (the "COMMON STOCK") at an exercise price of $3.33 per share, each in the form as EXHIBIT B (the "WARRANTS" and, with the Shares, the "SECURITIES").

     B. Each Series D-1 Purchaser, severally and not jointly, desires to acquire Series D-1 Shares and Warrants from the Company, and the Company desires to issue such Series D-1 Shares and Warrants to the Series D-1 Purchasers, in each case on the terms and subject to the conditions set forth herein. In addition, each Series D-2 Purchaser, severally and not jointly, desires to acquire Series D-2 Shares and Warrants from the Company, and the Company desires to issue such Series D-2 Shares and Warrants to the Series D-2 Purchasers, in each case on the terms and subject to the conditions set forth herein.

     C. To induce the Purchasers to enter into this Agreement and to consummate the transactions contemplated hereby, each of the stockholders of the Company listed on ANNEX I, contemporaneously with the execution of this Agreement, has executed and delivered a voting agreement in the form as EXHIBIT C and the related irrevocable proxy (collectively, the "VOTING AGREEMENTS").

                                    AGREEMENT

     NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein, the parties hereto agree as follows:


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                                    ARTICLE 1
                                   DEFINITIONS

     Section 1.01 DEFINITIONS.


     (a) The following terms, as used herein, have the following meanings:

     "ACCENTURE" means Accenture LLP.

     "ACCENTURE AGREEMENTS" means each of the following agreements, as amended, entered into between the Company and Accenture as of February 8, 2002: (a) Amended and Restated Marketing Alliance Agreement; (b) License Agreement; (c) Development Agreement; (d) Stock Issuance Agreement for License Fees; and (e) Stock Issuance Agreement for Development.

     "ADVENT" means Advent International Corporation, a Delaware corporation.

     "AFFILIATE" of a Person shall mean any Person which, directly or indirectly, controls, is controlled by, or is under common control with such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to elect a majority of the board of directors (or other governing body) or to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise and, in any event and without limiting the generality of the foregoing, any Person owning more than ten percent (10%) of the voting securities of another Person shall be deemed to control that Person. With respect to each of the Series D-1 Purchasers, the term "Affiliate" shall also include (i) any entity in which such Series D-1 Purchaser (or one of its Affiliates) is a general partner or member,
(ii) each investor in such Series D-1 Purchaser, but only in connection with the liquidation, winding up or dissolution of the Series D-1 Purchaser, and only to the extent of such investor's pro rata share in the Series D-1 Purchaser and
(iii) any investment fund managed by Advent.

     "ALTERNATIVE TRANSACTION" means any (a) tender or exchange offer involving the Company; (b) merger, consolidation or other business combination involving the Company or any of the Significant Subsidiaries, other than a merger, consolidation or other business combination solely between the Company and one or more of the Significant Subsidiaries; (c) acquisition by any Person (other than the Company or one or more of its Significant Subsidiaries) of any interest in equity securities (either currently outstanding or newly issued) of the Company or any of the Significant Subsidiaries whereby after the consummation of such acquisition such acquiring Person would be the beneficial owner of fifteen percent (15%) or more of the outstanding equity securities of the Company or any of the Significant Subsidiaries; (d) acquisition of all or any material portion of the business or assets of the Company or any of the Significant Subsidiaries;
(e) recapitalization or restructuring with respect to the Company; and (f) any other transaction similar to any of the foregoing with respect to the Company or any

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of the Significant Subsidiaries, other than pursuant to the transactions to be effected pursuant to this Agreement and the other Transaction Documents.

     "BALANCE SHEET DATE" means (i) December 31, 2002 for all provisions of this Agreement relating to the Series D-1 Purchasers and (ii) March 31, 2003 for all provisions of this Agreement relating to the Series D-2 Purchasers.

     "BOARD" means the Board of Directors of the Company.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York are authorized by law to close.

     "CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations of Series D-1 Convertible Preferred Stock and Series D-2 Convertible Preferred Stock, substantially in the form of EXHIBIT A.

     "CHARTER AMENDMENT" means the Certificate of Amendment of the Certificate of Incorporation of the Company, substantially in the form of EXHIBIT D.

     "CODE" means the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

     "COMMISSION" means the Securities and Exchange Commission.

     "COMPANY'S KNOWLEDGE" and "KNOWLEDGE OF THE COMPANY" means the actual knowledge of the following Persons: David McQuillin, Stephen J. Doyle, Lisa W. Zappala, Scott Pitt and Wayne Sim and in addition, solely for purposes of
Section 3.12, Steve Williams, Steven Pringle, Lawrence Evans, Manolis Kotzabasakis and Willie Chan.

     "CONVERTIBLE DEBENTURES" means the Company's issued and outstanding 5 1/4% Convertible Subordinated Debentures due June 15, 2005.

     "COPYRIGHTS" means all copyrights, copyrightable works and mask works, including, without limitation, any Software or databases, and any other works of authorship, whether statutory or common law, registered or unregistered, and registrations for and pending applications to register the same, all reissues, extensions and renewals of any of the items described in this definition, now or hereafter in force and all licenses to any of the foregoing, in any country or other geographic area in the world.

     "EMPLOYEE BENEFIT PLAN" means any pension, retirement, profit-sharing, deferred compensation, bonus, incentive, performance, stock option, phantom stock, stock purchase, restricted stock, premium conversion, medical, hospitalization, vision, dental or other health, life, disability, severance (other than non-U.S. statutory severance obligations), termination or other employee benefit plan, program, arrangement, agreement or policy, whether written or unwritten and whether or not subject to ERISA, to which the Company or any Subsidiary contributes, is obligated to contribute to, is a party to or is otherwise bound, or with respect to which the Company or any Subsidiary may have any liability.

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     "ENVIRONMENTAL LAWS" means any applicable federal, state, local or foreign law, treaty, judicial decision, regulation, rule, judgment, order, decree, injunction, permit or valid and binding governmental restriction or requirement or any agreement with any governmental authority, now in effect, relating to the protection of the environment or to the presence or potential presence of pollutants, contaminants, wastes or chemicals or any toxic, radioactive, ignitable, corrosive, reactive or otherwise hazardous substances, wastes or materials in the environment.

     "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder or in connection therewith.

     "ERISA AFFILIATE" means (a) a member of any "controlled group" (as defined in Section 414(b) of the Code) of which the Company is a member, (b) a trade or business, whether or not incorporated, under common control (within the meaning of Section 414(c) of the Code) with the Company, or (c) a member of any affiliated service group (within the meaning of Section 414(m) of the Code) of which the Company is a member.

     "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and any successor thereto, and the rules and regulations promulgated thereunder or in connection therewith, all as the same shall be in effect from time to time.

     "EXISTING REGISTRATION RIGHTS AGREEMENTS" means each agreement between the Company and any Person pursuant to which the Company has existing obligations to register any securities of the Company on behalf and for the account of such Person for resale under the Securities Act, each of which agreements is listed on ANNEX II.

     "EXECUTIVE OFFICERS" shall mean the executive officers of the Company within the meaning of Item 401 of Regulation S-K of the Commission.

     "FTC" means the United States Federal Trade Commission.

     "FTC INVESTIGATION" means the investigation by the FTC of the Company's acquisition of the Hyprotech Business.

     "GAAP" means U.S. generally accepted accounting principles consistently applied and maintained throughout the applicable periods.

     "HSR ACT" means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     "HYPROTECH BUSINESS" means, as presently conducted, the business, including all intellectual property, key employees and contracts related thereto, acquired by the Company as of May 31, 2002 in the acquisition of Hyprotech Limited, a corporation incorporated under the laws of Alberta, Canada, and each of its Subsidiaries, including Hyprotech UK Limited, EA Systems Inc., Hyprotech Inc., AEAT Technology Canada Limited, Hyprotech India Private Ltd and Hyprotech Japan Limited.

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     "INDEBTEDNESS" means, of any Person at any date, without duplication, all items which in accordance with GAAP, would be included in determining total liabilities as shown on the liability side of the balance sheet as of the date to be determined, and shall include:

     (a) indebtedness for borrowed money or funded debt;

     (b) liabilities in respect of capitalized leases and liabilities secured by any Liens on property owned or acquired, whether or not such a liability shall have been assumed (but only to the extent of the book value of such property), including, with respect to the Company, and liabilities for amounts payable to Accenture (excluding minimum royalties not yet payable) under any of the Accenture Agreements;

     (c) any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such debt or other obligation of such other Person (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such debt or other obligation for the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part); PROVIDED that the obligations of any and every nature shall exclude obligations by or among one or more of the Company, any of the Subsidiaries, ASKA Technology Kabushiki Kaisha, SATech Software Engineering Co., Ltd., and Hyperion Systems Engineering Ltd.; and

     (d) all reimbursement and other obligations with respect to surety bonds, letters of credit and bankers' acceptances, whether or not matured.

     "INDENTURE" means that certain Indenture, dated as of June 17, 1998, by and between the Company and The Chase Manhattan Bank, as trustee.

     "INTELLECTUAL PROPERTY" means all rights in and to the Copyrights, Patents, Software, Trademarks, Trade Secrets, web sites, and any other tangible or intangible proprietary or confidential information, and all improvements, modifications, and enhancements to and derivatives of any of the foregoing created or developed as of the date hereof, in whatever stage of development, owned by or licensed to the Company or any of its Subsidiaries or that have been used in, are being used in or that have been acquired or developed with the intent of use in, in whole or in part, the business of the Company or any of its Subsidiaries.

     "INVESTOR RIGHTS AGREEMENT" means the Investor Rights Agreement to be dated and entered into as of the Closing Date among the Company and the Purchasers, substantially in the form of EXHIBIT E.

     "LAW" means any statute, law, ordinance, code, regulation, order or rule of any federal, state, local or, foreign governmental or regulatory body or authority, including Environmental Laws and those covering safety, health, information technology, Tax, antitrust,

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transportation, bribery, recordkeeping, zoning, export, import, employment and employment practices, wage and hour, and price and "age control" matters.

     "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset which is material to the Company. For the purposes of this Agreement, any Person shall be deemed to own subject to Lien any asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such asset.

     "MAJOR PRODUCTS" means the following products of the Company and the
Subsidiaries: AES, Aspen B-JAC Family, Aspen Dynamics, Aspen Enterprise Engineering, Aspen Icarus Family, Aspen OnLine, Aspen OTISS, Aspen PEP, Aspen PIMS, Aspen Pinch, Aspen Plus, Aspen Properties, Aspen Richardson Family, Aspen Split, Aspen Utilities, Aspen Water, Aspen WebModels, Aspen Zyqad, Basys, BatchPlus, Distil, Genysys, HTFS Family, HX-Net, Hysys.Dynamics, Hysys.OTS, Hysys.Process and PolymersPlus.

     "MANAGEMENT RIGHTS LETTER" means the Management Rights Letter to be dated and issued as of the Closing Date by the Company in favor of those Series D-1 Purchasers designated by Advent, substantially in the form of EXHIBIT F.

     "MATERIAL ADVERSE EFFECT" means any material adverse effect or series of related effects on (i) the business, assets, condition (financial or otherwise), cash flow or results of operations of the Company and the Subsidiaries, taken as a whole; or (ii) the ability of the Company to perform its obligations under this Agreement. Notwithstanding the foregoing, in no event shall any of the following constitute a Material Adverse Effect: (i) any material adverse effect or series of related effects attributable to the FTC's investigation into the Company's acquisition of the Hyprotech Business; (ii) a change in the market price or trading volume of the Company's outstanding securities; PROVIDED that such a change may be evidence of a Material Adverse Effect; (iii) any material adverse effect resulting from conditions generally affecting any industry in which the Company participates or from generally prevailing conditions in the United States or global economies; or (iv) conditions reasonably resulting from the announcement and the pendency of the transactions contemplated by this Agreement and the Transaction Documents.

     "MATERIAL CONTRACT" means each contract or agreement to which the Company or any Subsidiary is a party or by which it is bound which is a material contract as defined in Item 601(b)(10) of Regulation S-K of the Commission, including the Accenture Agreements and the Existing Registration Rights Agreements.

     "NASDAQ" means The Nasdaq Stock Market, Inc.

     "PATENTS" means all patents, patent applications (including, without limitation, provisional applications, utility applications and design applications), reissue patents, patents of addition, divisions, renewals, continuations, continuations-in-part, substitutions, additions, reexaminations and extensions of any of the foregoing and all licenses to any of the foregoing, in any country or other geographic area in the world.

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     "PERSON" means an individual or a corporation, partnership, limited liability company, association, trust, or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PREFERRED STOCK" means the Preferred Stock, par value $0.10 per share, of the Company.

     "RIGHTS AGREEMENT" means that certain Rights Agreement, dated as of March 12, 1998, by and between the Company and American Stock Transfer and Trust Company, as rights agent, as amended prior to the date hereof (including the amendment thereto dated as of June 1, 2003 with respect to the Purchasers).

     "SECURITIES ACT" means the Securities Act of 1933, as amended, and any successor thereto, and the rules and regulations promulgated thereunder or in connection therewith, all as the same shall be in effect from time to time.

     "SERIES B AGREEMENT" means the Repurchase and Exchange Agreement dated as of the date hereof by and between the Company and the Series D-2 Purchasers, attached as EXHIBIT G, which contemplates, among other things, (i) the repurchase by the Company from each of the Series D-2 Purchasers of certain shares of Series B Preferred Stock on the Closing Date and (ii) the issuance by the Company to each Series D-2 Purchaser of certain warrants to purchase Common Stock in exchange for certain outstanding warrants to purchase Common Stock held by that Series D-2 Purchaser.

     "SERIES B CERTIFICATE OF DESIGNATIONS" means the Certificate of Designations filed with the Secretary of State of Delaware on March 19, 2002, setting forth the rights, preference and privileges of the Series B Preferred Stock.

     "SERIES D-1 PURCHASE SHARES" means the Shares to be issued pursuant to
SECTION 2.01(a).

     "SIGNIFICANT SUBSIDIARY" means Aspen Technology (Asia), Inc., Aspen Technology India Private Limited, AspenTech Australia Pty. Ltd., AspenTech EMEA, Inc., AspenTech Pte Ltd., AspenTech Canada Ltd., Aspen Tech Espana, S.A., AspenTech Europe B.V., AspenTech Europe S.A./N.V., AspenTech Japan Co. Ltd., AspenTech, Ltd., Aspen Technology S.r.l., AspenTech Asia, Ltd., AspenTech, Inc., AspenTech Ltd., Aspentech Pte. Ltd., Aspentech Africa (Proprietary) Limited, Hyprotech Europe SL, Hyprotech UK Limited, Hyprotech Japan KK, Hyprotech Company, and Hyprotech Canada Ltd.

     "SOFTWARE" means (i) all software programs, including all versions of source code, object code, assembly language, compiler language, machine code, and all other computer instructions, code, and languages embodied in computer software of any nature whatsoever and whether for use in or in conjunction with a mainframe computer, personal computer (desk top, lap top or hand held), personal digital assistant ("PDA") or any other programmable hardware or device, and all error corrections updates, upgrades, enhancements, translations, modification, adaptations, further developments, derivative works, and other changes or functionality additions, of any kind, thereto created or developed as of the date hereof; (ii) all designs and

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design documents (whether detailed or not), technical summaries, and documentation (including flow charts, logic diagrams, white papers, manuals, guides and specifications) with respect to such software described in the preceding clause; (iii) all firmware and middleware associated with the foregoing; and (iv) all licenses related to any of the foregoing.

     "SUBSIDIARY" means any corporation or other entity of which a majority of the capital stock or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions is at the time directly or indirectly owned by the Company.

     "SUPERIOR PROPOSAL" means any proposal relating to an Alternative Transaction (on its most recently amended or modified terms, if amended or modified) which the Board determines in its good faith judgment (after consultation with a financial advisor of nationally recognized reputation) to be
(a) more favorable to the Company's stockholders, from a financial point of view, than the issuance and sale of the Securities under this Agreement (taking into account all the terms and conditions of such Alternative Transaction and this Agreement, including any changes to the financial terms of this Agreement proposed by the Purchasers in response to such offer or otherwise), (b) for which the Board has received evidence reasonably demonstrating that any financing required in connection with the Alternative Transaction has been obtained or is then committed, and (c) reasonably capable of being completed, taking into account all financial, legal, regulatory and other aspects of such Alternative Transaction.

     "TAX" (and, with correlative meaning, "TAXES") means any income, alternative or add-on minimum tax, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, withholding on amounts paid to or by the Company or any of the Subsidiaries, payroll, employment, excise, severance, stamp, occupation, premium, property, environmental or windfall profit tax, custom, duty or other tax, governmental fee, assessment or charge in the nature of taxes, together with any interest or any penalty, addition to tax or additional amount due from, or in respect of the Company or any of the Subsidiaries, as the case may be, imposed by any domestic or foreign governmental authority (a "TAXING AUTHORITY") responsible for the imposition of any such tax, including any amounts for which liability arises under Treasury Regulation Sections 1.1502-6 or similar provision under foreign, state or local law.

     "TERMINATION DATE" means December 31, 2003.

     "TRADE SECRETS" means all common law and statutory trade secrets and all other confidential information or other information from which the Company or any of its Subsidiaries derive materially greater value from maintaining its confidentiality or limiting its use, whether tangible or intangible, than from not maintaining its confidentially or limiting its use, including, without limitation, patterns, designs, plans, product road maps, specifications, compilations, programs, devices, schematics, technology, methods, techniques, processes and procedures, working notes and memos, market studies, consultants' reports, know-how, research, customer lists, marketing, distribution and sales methods and systems, formulae, technical and laboratory data, competitive samples, and engineering prototypes and all similar information and know-how, whether or not reduced to a writing or other tangible form, including all documents and things embodying, incorporating or referring in any way to such Trade Secret, and all licenses to any of the foregoing, in any country or other geographic area in the world.

     "TRADEMARKS" means all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade dress, trade styles, service marks, certification marks, collective marks, logos, domain names, uniform resource locaters (URLs) and any other names and locaters associated with the Internet, other source of business identifiers, whether currently in use or not, all registrations and recordings thereof and all applications to register in connection therewith, whether pending or in preparation for filing, including registrations, recordings and applications in the United States Patent and Trademark Office or in any office or agency of the United States of America or any State thereof or any foreign country, all reissues, extensions or renewals of any of the items described in this definition; all licenses to any of the foregoing and, all of the goodwill of the business connected with the use of, and symbolized by the any of the foregoing, in any country or other geographic area in the world.

     "TRANSACTION DOCUMENTS" means this Agreement, the Charter Amendment, the Certificate of Designations, the Investor Rights Agreement, the Management Rights Letter, the Voting Agreements, the Warrants and the Series B Agreement.

     "TRANSFEREE" means each Person who shall acquire any Company Securities from any Purchaser, directly or indirectly, in compliance with the Investor Rights Agreement.

     (b) Each of the following terms is defined in the Section set forth opposite such term:


     TERM                                               SECTION
     Active Proceedings                                 Section 3.10(c)
     Agreement                                          Preamble
     Allocation Percentage                              Section 2.01(a)
     Closing                                            Section 2.02(a)
     Closing Date                                       Section 2.02(a)
     Common Stock                                       Background
     Company                                            Preamble
     Company Properties                                 Section 3.18(b)
     Company Proposals                                  Section 6.05(a)
     Company Securities                                 Section 3.05(c)
     Compensation Plan                                  Section 3.15(d)
     Disclosure Letter                                  Article 3
     Expense Reimbursement Amount                       Section 9.03(b)
     Indemnified Person                                 Section 8.02(c)
     Indemnifying Person                                Section 8.02(c)
     Investment Company Act                             Section 3.25
     Loss Threshold                                     Section 8.03(a)
     Losses                                             Section 8.02(a)
     Payment Date                                       Section 9.03(d)
     Permits                                            Section 3.13
     Proceeding                                         Section 8.02(a)
     Public Reports                                     Section 3.07(a)
     Purchase Price                                     Section 2.01(a)

     TERM                                               SECTION
     Purchaser(s)                                       Preamble
     Returns                                            Section 3.17(a)
     Securities                                         Background
     Series A Preferred Stock                           Section 3.05(a)
     Series B Preferred Stock                           Section 3.05(a)
     Series B Shares                                    Section 2.01(b)
     Series B-I Preferred Stock                         Section 3.05(a)
     Series B-II Preferred Stock                        Section 3.05(a)
     Series C Preferred Stock                           Section 3.05(a)
     Series D Preferred Stock                           Background
     Series D-1 Loss Threshold                          Section 8.03(a)
     Series D-1 Preferred Stock                         Background
     Series D-1 Purchaser(s)                            Preamble
     Series D-1 Purchase Shares                         Section 2.01(a)
     Series D-1 Shares                                  Background
     Series D-2 Loss Threshold                          Section 8.03(a)
     Series D-2 Preferred Stock                         Background
     Series D-2 Purchaser                               Preamble
     Series D-2 Shares                                  Background
     Shares                                             Background
     Source Code Disclosures                            Section 3.12(b)
     Special Meeting                                    Section 6.05(a)
     Stock Termination Fee                              Section 9.03(d)
     Subsidiary Securities                              Section 3.06(b)
     Suits                                              Section 3.10(b)
     Superior Proposal Notice                           Section 5.08(b)
     Superior Proposal Period                           Section 5.08(b)
     Survival Date                                      Section 8.01
     Termination Fee                                    Section 9.03(b)
     Trigger Event                                      Section 9.03(b)
     Underlying Shares                                  Section 3.05(e)
     Voting Agreements                                  Background
     WARN Act                                           Section 3.08(n)
     Warrants                                           Background

     Section 1.02 INTERPRETATION AND RULES OF CONSTRUCTION. Definitions contained in this Agreement apply to singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such terms. Words in the singular shall be held to include the plural and vice versa, and words of one gender shall be held to include the other gender as the context requires. The terms "hereof," "herein," "hereby" and "herewith" and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms "includes" and the word "including" and words of similar import shall be deemed to be followed by the words "without limitation." Article, Section and paragraph and Schedule, Exhibit and Annex references are to the Articles, Sections and paragraphs of and Schedules, Exhibits and Annexes to this Agreement unless otherwise specified. The word "or" shall not be exclusive. For purposes of this Agreement, the terms "Company" and "Subsidiary" shall include any entity which is, in whole or in part, a predecessor of the Company or any Subsidiary, unless the context expressly requires otherwise.

                                   ARTICLE 2
                       PURCHASE AND SALE OF THE SECURITIES

     Section 2.01 COMMITMENT TO PURCHASE.


     (a) Upon the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to issue and sell to each Series D-1 Purchaser, and each such Series D-1 Purchaser, severally but not jointly, agrees to purchase from the Company, at the Closing,
(i) a number of Series D-1 Shares equal to the product obtained by multiplying
(w) 300,300 by (x) the percentage (the "ALLOCATION PERCENTAGE") of the Series D-1 Preferred Stock allocated to such Series D-1 Purchaser (the "SERIES D-1 PURCHASE SHARES") and (ii) Warrants to purchase a number of shares of Common Stock equal to the product obtained by multiplying (y) 6,006,006 by (z) the Allocation Percentage. The aggregate purchase price (the "PURCHASE PRICE") for the Series D-1 Shares and Warrants purchased by each Series D-1 Purchaser shall be $100,000,000 multiplied by the Allocation Percentage allocated to the Series D-1 Purchaser. The percentage allocations shall be specified by the Series D-1 Purchasers (or Advent, on behalf of the Series D-1 Purchasers) to the Company in writing, at least two Business Days prior to the Closing Date. Advent shall be entitled to resolve on behalf of the Series D-1 Purchasers any rounding issues with respect to the allocations of the Series D-1 Purchase Shares and Warrants in order to avoid the issuance of fractional shares of Series D-1 Preferred Stock and Common Stock upon the exercise of Warrants.

     (b) Upon the basis of the representations and warranties contained herein and subject to the terms and conditions set forth herein, the Company agrees to issue to each Series D-2 Purchaser, and each such Series D-2 Purchaser, severally but not jointly, agrees to exchange, at the Closing, the number of shares of Series B Preferred Stock set forth opposite the name of such Series D-2 Purchaser under the heading "Series B Shares to be Exchanged" on SCHEDULE
2.01 hereto for the number of shares of Series D-2 Preferred Stock and Warrants to purchase the number of shares of Common Stock set forth opposite the name of such Series D-2 Purchaser on SCHEDULE 2.01 hereto. The shares of Series B Preferred Stock to be exchanged by the Series D-2 Purchasers for the Series D-2 Shares and Warrants are collectively referred to herein as the "SERIES B SHARES." A majority in interest of the Series D-2 Purchasers shall be entitled to resolve on behalf of all Series D-2 Purchasers any rounding issues with respect to the allocations of the Series D-2 Shares and Warrants to purchase Common Stock in order to avoid the issuance of fractional shares of Series D-2 Preferred Stock and Common Stock upon exercise of the Warrants.

     Section 2.02 THE CLOSING.

     (a) The purchase and sale of the Series D-1 Purchase Shares and Warrants and the issuance of the Series D-2 Shares and Warrants upon exchange of Series B Preferred Stock shall take place at a closing (the "CLOSING") at the offices of Hale and Dorr LLP, 60 State Street, Boston, Massachusetts 02109 commencing at 10:00 a.m. local time on (i) the first (1st) Business Day following the date of the Special Meeting contemplated by Section 6.05 or, if later, the third (3rd) Business Day following the date upon which all conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied or waived (other than conditions with respect to actions the respective parties will take at the Closing itself) or (ii) such other date as the parties may mutually determine but, unless otherwise agreed to in writing, not later than the Termination Date. The date and time of the Closing are referred to herein as the "CLOSING DATE."

     (b) At the Closing,

          (i) each Series D-1 Purchaser shall deliver to the Company by wire transfer of immediately available funds to an account designated by the Company at least two (2) Business Days prior to the Closing Date an amount equal to the Purchase Price for the Series D-1 Purchase Shares and Warrants purchased by such Series D-1 Purchaser; and

          (ii) each Series D-2 Purchaser shall deliver to the Company the Series B Shares to be exchanged by such Series D-2 Purchaser for Series D-2 Shares and Warrants.

     (c) At the Closing, the Company shall deliver:

          (i) to each Series D-1 Purchaser, against delivery of the Purchase Price, a certificate or certificates evidencing such Series D-1 Purchaser's Series D-1 Purchase Shares and a Warrant or Warrants to purchase the total number of shares of Common Stock allocated to such Series D-1 Purchaser, each in definitive form and registered in the name of such Series D-1 Purchaser or in such nominee name as such Series D-1 Purchaser shall request at least two (2) Business Days prior to the Closing Date; and

          (ii) to each Series D-2 Purchaser, upon exchange of the Series B Shares held by such Series D-2 Purchaser, a certificate or certificates evidencing such Series D-2 Purchaser's Series D-2 Shares and a Warrant or Warrants to purchase the total number of shares of Common Stock allocated to such Series D-2 Purchaser, each in definitive form and registered in the name of such Series D-2 Purchaser or in such nominee name as such Series D-2 Purchaser shall request at least two (2) Business Days prior to the Closing Date.

                                   ARTICLE 3
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     Except as set forth in the disclosure letter dated the date of this Agreement (the "DISCLOSURE LETTER"), the Company represents and warrants to the Purchasers, as of the date hereof, as set forth below; PROVIDED, HOWEVER, the representations and warranties made in

     Sections 3.09 and 3.12 hereof are not being made to the Series D-2 Purchasers. The Disclosure Letter shall be arranged in sections corresponding to the sections contained in this Agreement, and the disclosures in any section of the Disclosure Letter shall qualify (i) the corresponding section of this Agreement, and (ii) other sections of this Agreement to the extent (notwithstanding the absence of a specific cross-reference) that such disclosure reasonably relates to such other sections.

     Section 3.01 EXISTENCE AND POWER. The Company (a) is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware; (b) has the full corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted; and (c) is duly qualified to transact business as a foreign corporation and is in good standing in each jurisdiction in which the failure so to qualify would have, or would reasonably be expected to have, a Material Adverse Effect. The Company has furnished to the Purchasers true and complete copies of the Company's certificate of incorporation and bylaws, each as in effect on the date hereof.

     Section 3.02 AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby are within the Company's corporate powers and have been duly authorized by all necessary corporate action on the part of Company, other than the stockholder approval to be obtained at the Special Meeting contemplated by Section 6.05. This Agreement and each of the other Transaction Documents each constitute, or will constitute upon execution, or in the case of the Charter Amendment and Certificate of Designations, upon the filing thereof with the Secretary of State of Delaware, a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms (provided that the enforceability of the Charter Amendment and Certificate of Designations will be limited as provided in the Delaware General Corporation Law). The Board has taken any action necessary to render inapplicable, as it relates to Advent, the provisions of Section 203 of the General Corporation Law of the State of Delaware.

     Section 3.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby require no action by or in respect of, or filing with, any governmental body, agency or official by the Company other than (a) the filing of the Certificate of Designation and the Charter Amendment with the Secretary of State of Delaware,
(b) any filings, authorizations, consents and approvals as may be required under the HSR Act; (c) the filing by the Company with the Commission of such reports and other documents under the Securities Act or the Exchange Act as may be required in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby to be effected at or prior to the Closing, and filings required to be made pursuant to the rules of Nasdaq;
(d) any necessary filings with any state securities commission under state blue sky laws or filings under the Securities Act, the Exchange Act and/or pursuant to Nasdaq rules in connection with a registration of securities pursuant to the Investor Rights Agreement; and (e) filings, notices or novations required with respect to customer contracts with governmental customers.

     Section 3.04 NONCONTRAVENTION. The execution, delivery and performance by the Company of this Agreement and each other Transaction Document and the consummation of the transactions contemplated hereby and thereby do not and will not (a) violate the certificate of incorporation or bylaws of the Company, (b) violate the certificate of incorporation, bylaws, operating, limited liability or partnership agreement of any Subsidiary, (c) violate any material law, rule, regulation, judgment, injunction, order or decree applicable to the Company or any Subsidiary, (d) except as contemplated by SECTION 3.03 (other than SECTION 3.03(e)) or as otherwise disclosed on SCHEDULE 3.04, require any consent or other action by any Person under, constitute a default under, or give rise to termination, cancellation or acceleration of any right or obligation of the Company or any Subsidiary or to a loss of any benefit to which the Company or any Subsidiary is entitled under, and are not inconsistent with, any provision of any Material Contract binding upon the Company or any Subsidiary, including the Existing Registration Rights Agreements, or (e) result in the creation or imposition of any Lien on any material asset of the Company or any Subsidiary.

     Section 3.05 CAPITALIZATION.

     (a) The authorized capital stock of the Company consists of (i) 120,000,000 authorized shares of Common Stock, and (ii) 10,000,000 authorized shares of Preferred Stock, of which (A) 400,000 shares have been designated as Series A Preferred Stock (the "SERIES A PREFERRED STOCK"); (B) 40,000 shares have been designated as Series B-I Convertible Preferred Stock (the "SERIES B-I PREFERRED STOCK"), (C) 20,000 shares have been designated as Series B-II Convertible Preferred Stock (the "SERIES B-II PREFERRED Stock" and, together with the Series B-I Preferred, the "SERIES B PREFERRED STOCK") and (D) 60,000 shares have been designated as Series C Preferred Stock (the "SERIES C PREFERRED STOCK"). A total of 9,480,000 shares of Preferred Stock remain authorized and undesignated and can be issued by the Board without further stockholder approval, except as required by the Series B Certificate of Designations.

     (b) As of May 28, 2003, there were (i) 39,215,538 shares of Common Stock issued and outstanding, (ii) no shares of Series A Preferred Stock issued and outstanding, (iii) 40,000 shares of Series B-I Preferred Stock issued and outstanding, (iv) 20,000 shares of Series B-II Preferred Stock issued and outstanding, (v) no shares of Series C Preferred Stock issued and outstanding and (vi) 230,430 shares of Common Stock held as treasury stock. SCHEDULE 3.05(b) sets forth a list of the record holders of all issued and outstanding shares of Series B Preferred Stock. Except as otherwise provided on SCHEDULE 3.05(b), the Company has not paid any dividends or made any other distributions of cash or other property in respect of any shares of its outstanding capital stock.

     (c) All outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid and non-assessable, and none of such shares has been issued in violation of any preemptive right, right of first refusal or similar right under any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or bylaws, or any agreement, document or instrument to which the Company is a party or by which it is otherwise bound. Except as set forth in this Section or in SCHEDULE 3.05(b) or (c), and except for the rights granted to the Purchasers in this Agreement or the Series B Agreement, there are no outstanding (i) shares of capital stock or other voting securities of the Company, (ii) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of the Company or (iii) options, warrants or other rights to acquire from the Company, or other obligation of the Company to issue, any capital stock, other voting securities or securities convertible into, or exchangeable or exercisable for, capital stock or other voting securities of the Company (the items in clauses 3.05(c)(i), 3.05(c)(ii) and 3.05(c)(iii) being referred to collectively as the "COMPANY SECURITIES"). There are no obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Company Securities, except (i) with respect to the redemption rights of the Series B Preferred Stock set forth in the Series B Certificate of Designations and of the Convertible Debentures set forth in the Indenture and (ii) as set forth in the Series B Agreement.

     (d) Upon issuance at the Closing, (i) all of the Shares will be duly and validly authorized and issued, fully paid and non-assessable, free and clear of all Liens (other than Liens imposed under the Investor Rights Agreement and the Securities Act and other than Liens relating to, or resulting from actions of, the Purchasers), and (ii) all of the Warrants will be duly and validly authorized and issued; and the issuance of the Securities will not (x) violate, trigger anti-dilution adjustments under, or be subject to any preemptive rights or right of first refusal or similar right under, any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or bylaws, or any agreement, document or instrument to which the Company is a party or by which it is otherwise bound (and which will be in effect immediately following the Closing) or (y) violate any applicable federal or state or foreign securities laws as a result of any act or omission by any Person other than the Purchasers.

     (e) Prior to Closing and the issuance of the Securities, the Company shall have reserved for issuance the total number of shares of Common Stock issuable upon conversion of the authorized amount of Series D Preferred Stock based upon the conversion ratio then in effect and upon the exercise of Warrants at the initial exercise price, as set forth in the Certificate of Designations and the Warrants. All shares of Common Stock so initially issuable upon conversion of the Series D Preferred Stock and exercise of the Warrants (the "UNDERLYING SHARES") have been duly authorized and, when issued in accordance with the terms of the Certificate of Designations and the Warrants, will be duly and validly issued, fully paid and non-assessable, free and clear of all Liens (other than Liens relating to, or resulting from actions of, the Purchasers), and the issuance thereof will not (i) violate or trigger anti-dilution adjustments under, or be subject to any preemptive rights or right of first refusal or similar right under, any provision of the General Corporation Law of the State of Delaware, the Company's certificate of incorporation or bylaws, or any agreement, document or instrument to which the Company is a party or by which it is otherwise bound or (ii) violate any applicable federal or state or foreign securities laws as a result of any act or omission by any Person other than the Purchasers.

     (f) All outstanding shares of capital stock of the Company and the Subsidiaries have been issued in compliance with all applicable federal and state and foreign securities laws.

     Section 3.06 SUBSIDIARIES.

     (a) All of the Subsidiaries and their respective jurisdictions of incorporation or organization are identified in SCHEDULE 3.06(a). Except as set forth in SCHEDULE 3.06(a), there exists no other corporation or other entity of which the Company directly or indirectly owns or holds the rights to acquire any capital stock or other ownership interests of any Person. Each Subsidiary is duly incorporated or organized, validly existing and (to the extent applicable) in good standing under the laws of its jurisdiction of incorporation or organization and has the full corporate power to own, lease and operate its properties and assets and to carry on its business as now conducted. Each Subsidiary is duly qualified to transact business and (to the extent applicable) is in good standing in each jurisdiction in which the failure so to qualify would have, or would reasonably be expected to have, a Material Adverse Effect.

     (b) Except as set forth in SCHEDULE 3.06(b), all of the outstanding capital stock or other voting securities of each Subsidiary is owned by the Company, directly or indirectly, free and clear of any Lien and free of any other limitation or restriction (including any restriction on the right to vote, sell or otherwise dispose of such capital stock or other voting securities). There are no outstanding (i) securities of the Company or any Subsidiary convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of any Subsidiary or (ii) options, warrants or other rights to acquire from the Company or any Subsidiary, or other obligation of the Company or any Subsidiary to issue, any capital stock, other voting securities or securities convertible into, or exchangeable or exercisable for, capital stock or other voting securities of any Subsidiary (the items in clauses 3.06(b)(I) and 3.06(b)(II) being referred to collectively as the "SUBSIDIARY SECURITIES"). There are no outstanding obligations of the Company or any Subsidiary to repurchase, redeem or otherwise acquire any outstanding Subsidiary Securities.

     Section 3.07 PUBLIC REPORTS; FINANCIAL STATEMENTS.

     (a) Since July 1, 2002, the Company has filed with the Commission all forms, reports, schedules, proxy statements (collectively, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein and including all registration statements and prospectuses filed with the Commission, the "PUBLIC REPORTS") required to be filed by the Company with the Commission. As of its date of filing, except to the extent otherwise disclosed in subsequently filed Public Reports, each Public Report complied in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder and, except to the extent revised or superseded by a subsequent filing with the Commission prior to the date hereof, none of such Public Reports (including any and all financial statements included therein) when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

     (b) Except to the extent otherwise disclosed in Public Reports, each of the consolidated financial statements (including the notes thereto) included in the Public Reports complied as to form in all material respects, as of its date of filing with the Commission, with applicable accounting requirements and the published rules and regulations of the Commission with respect thereto, was prepared in accordance with GAAP (except as may otherwise be indicated in the notes thereto) and fairly presents in all material respects the consolidated financial position of Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited financial statements, to (i) normal year-end adjustments, (ii) the absence of footnote disclosure required to be included in audited financial statements and (iii) as otherwise permitted by the Commission on Form 10-Q under the Exchange Act, which collectively were not or are not expected to be in the aggregate material).

     (c) The information set forth in SCHEDULE 3.07(c) is true and accurate.

Section 3.08 ABSENCE OF CERTAIN CHANGES SINCE BALANCE SHEET DATE. The Company and the Subsidiaries have conducted their businesses since the Balance Sheet Date in the ordinary course. Without limiting the generality of the foregoing, since the Balance Sheet Date, except as disclosed in SCHEDULE 3.08, there has not been any:

     (a) event or series of related events which, individually or in the aggregate, has had or would reasonably be expected to have a Material Adverse Effect;

     (b) notice, whether written or oral, received by the Company from any staff member of the FTC or other FTC personnel regarding the FTC Investigation that the Bureau of Competition, or office of comparable authority, of the FTC has made, or has concluded that it will make, a recommendation to the Commissioners of the FTC that the Company or any Subsidiary will be required to take any action, or that the FTC intends to initiate litigation against the Company or any Subsidiary, in each case, which would, or would reasonably be expected to, result in the Company's inability to satisfy the conditions set forth in SECTION 7.01(h);

     (c) declaration, setting aside or payment of any dividend or other distribution with respect to any shares of capital stock of the Company (other than dividends on the Series B Preferred Stock paid in shares of Common Stock), or any repurchase, redemption or other acquisition by the Company or any Subsidiary of any outstanding shares of capital stock or other securities of the Company or any Subsidiary;

     (d) incurrence, assumption or guarantee by the Company or any Subsidiary of any Indebtedness, other than in the ordinary course of business, consistent with past practices and which, individually or in the aggregate, has not had, and would not reasonably be expected to have, a Material Adverse Effect;

     (e) creation or other incurrence by the Company or any Subsidiary of any Lien on any material asset other than in the ordinary course of business consistent with past practices;

     (f) making of any loan, advance or capital contributions to or investment by the Company or any Subsidiary in any Person, other than (i) loans, advances or capital contributions to or investments in wholly-owned Subsidiaries and (ii) loans to employees to advance reasonable and customary expenses to be incurred by them in the performance of their duties on behalf of the Company or any Subsidiary, in each case made in the ordinary course of business consistent with past practices;

     (g) acquisition, disposition or similar transaction by the Company or any Subsidiary involving any material assets, properties or liabilities (other than sales of inventory in

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the ordinary course of business consistent with past practices), whether by merger, purchase or sale of stock, purchase or sale of assets or otherwise;

     (h) damage, destruction or other casualty loss (whether or not covered by insurance) which has not had, or would reasonably be expected to have, a Material Adverse Effect;

     (i) Tax election or change in any method of accounting or accounting practice by the Company or any Subsidiary, except for any such change after the date hereof required by reason of a concurrent change in U.S. generally accepted accounting principles;

     (j) resignation or, except as approved by the Board, any termination or removal of any Executive Officers;

     (k) increase in the compensation of, or Employee Benefits made available to, any of the Executive Officers or in the rate of pay or Employee Benefits of any of its employees, except as part of regular compensation increases in the ordinary course consistent with past practices;

     (l) labor dispute, other than routine individual grievances, or written notice of any, or, to the Company's Knowledge, any threatened, activity or proceeding by a labor union or representative thereof to organize any employees of the Company or any Subsidiary, which employees were not subject to a collective bargaining agreement at the Balance Sheet Date, or any lockouts, strikes, slowdowns, or work stoppages by or with respect to any employees of the Company or any Subsidiary, nor, to the Company's Knowledge, has any Person threatened to initiate any such activity;

     (m) Material Contract (other than the Transaction Documents) entered into, or any relinquishment or waiver by the Company or any Subsidiary of any material right under any Material Contract, and none of the Company or any of its Subsidiaries has taken or omitted to take, and, to the Company's Knowledge, no third party has taken or omitted to take, any action that constitutes, or would with the passage of time constitute, a default under any Material Contract; or

     (n) (i) "plant closing" (as defined in the Worker Adjustment and Retraining Notification Act of 1988 (the "WARN ACT")), or (ii) "mass layoff" (as defined in the WARN Act); nor has the Company or any of the Subsidiaries engaged in or given notice of layoffs or employment terminations sufficient in number to trigger application of any similar state or local law, with respect to which, under either (i) or (ii) above or under state or local law, the Company or any of the Subsidiaries has any current liability material to the Company and the Subsidiaries taken as a whole.

     Section 3.09 NO UNDISCLOSED MATERIAL LIABILITIES.

     (a) Except as otherwise set forth in SCHEDULE 3.09(a), there are no liabilities of the Company or any Subsidiary of any kind whatsoever, whether accrued, contingent, unliquidated, absolute, determined, unknown or otherwise, other than:

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            (i) liabilities provided for in the Company's financial statements included in the Public Reports, disclosed in the notes to the financial statements set forth therein or incurred in the ordinary course of business since the Balance Sheet Date which liabilities, both individually and in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole;

            (ii) liabilities which would not be required to be provided for in an audited balance sheet or disclosed in the notes thereto that is prepared in accordance with GAAP;

            (iii) liabilities disclosed on any Schedule to this Agreement; and

            (iv) other undisclosed liabilities which, both individually and in the aggregate, are not material to the Company and its Subsidiaries, taken as a whole.

     (b) Except for leases for personal or real property entered into in the ordinary course of business, and except for instruments, arrangements or agreements referred to in this Agreement or disclosed in SCHEDULE 3.09(b), the Company has not issued any instruments, entered into any agreements, commitments or arrangements or incurred any obligations that would have, or would reasonably be expected to have, the effect of providing the Company with "off balance sheet" financing, including, without limitation, any sale-leaseback arrangements, "synthetic leases", "GIC"s, "Synthetic GIC"s, shared trust arrangements and "off balance sheet" Indebtedness.

     Section 3.10 LITIGATION; REGULATORY COMPLIANCE.

     (a) Except as set forth in SCHEDULE 3.10(a), none of the Company or any of the Significant Subsidiaries has been served with, or has otherwise received written notice of, any Suit against the Company or any of the Significant Subsidiaries and, to the Company's Knowledge, no Suit is pending against the Company or any Significant Subsidiary for which service of process or other written notice has not yet been received. To the Company's Knowledge, (i) no Suit has been threatened against the Company or any of the Significant Subsidiaries, or as to matters related to the business of the Company or any of its current or former Subsidiaries, against any Affiliate of the Company or any of the Subsidiaries, and (ii) there is no reasonable basis upon which any Suit may be initiated against the Company or any of the Significant Subsidiaries, in each case, which is reasonably expected to have a Material Adverse Effect.

     (b) The term "SUITS" includes any action, suit, claim, litigation, arbitration or other dispute resolution proceeding or governmental or administrative proceeding, audit or investigation, including (i) any proceedings, audits, investigations or arbitrations by the Internal Revenue Service, the Commission, the National Association of Securities Dealers, Inc., Nasdaq, the FTC, the National Labor Relations Board, any domestic stock exchanges, quotation systems or other self-regulatory organizations, any foreign securities commissions, foreign stock exchanges, foreign regulatory organizations or foreign self-regulatory organizations, or state securities commissions; (ii) any action, suit, proceeding or investigations by any Person that the Intellectual Property infringes or misappropriates or constitutes unfair competition or trade practices or other violation of such Person's intellectual property or other proprietary rights; and

(iii) any action, suit, proceeding or investigation involving (A) the prior employment of any of the Company's or any Subsidiary's employees, (B) the use by such employees in connection with the Company's business or any Subsidiary's business of any information or techniques allegedly proprietary to any of their former employers, (C) the obligations of such employees under any agreements with prior employers, or (D) negotiations by the Company or any Subsidiary with potential backers of, or investors in, the Company, any Subsidiary or their proposed businesses.

     (c) Except as set forth in SCHEDULE 3.10(c), neither the Company nor any Subsidiary is party to or bound by (i) any agreement to pay damages or fines to, or provide indemnification, contribution or expense reimbursement to any Person with respect to any matter that is the subject of a Suit (the "ACTIVE PROCEEDINGS"), or (ii) any release of any claims that it may have against any Person with respect to any matter that is the subject of the Active Proceedings. No such Person has given written notice to the Company or any of the Subsidiaries of its intention to seek such indemnification or expense reimbursement.

     (d) Neither the Company nor any Subsidiary is a named party in any material outstanding order, writ, injunction, judgment, arbitration award or decree of any court, arbitrator, government agency, or instrumentality.

     Section 3.11 COMPLIANCE WITH LAWS.

     (a) The Company and each of the Subsidiaries has complied with, is not in violation of, and has not received any written notices alleging any violation with respect to, any applicable provisions of any Laws with respect to the conduct of its business, or the ownership or operation of its properties or assets, except for failures to comply or violations that have not had, and would not reasonably be expected to have, a Material Adverse Effect.

     (b) The Company has had in effect a policy regarding insider trading since at least January 1997, and the Company is not aware of any violation thereof. A copy of the current version of such policy has been provided by the Company to the Purchasers.

     Section 3.12 INTELLECTUAL PROPERTY.

     (a) With respect to the products listed on SCHEDULE 3.12(a), and, to the Company's Knowledge, with respect to all other products of the Company and its Subsidiaries, the Company and the Subsidiaries either: (i) own the entire right, title and interest in and to the Intellectual Property, free and clear of any liens, charges and encumbrances, without (A) the making of any payment to others where the failure to make such payment would result in the loss of all or any portion of the Company's or any Subsidiary's right, title and interest in and to such Intellectual Property, or (B) the obligation to grant rights to others in exchange; or (ii) have the legally binding right, including, without limitation, joint ownership rights, or license to use the Intellectual Property in the manner in which the Company or the Subsidiaries has used or is using the Intellectual Property in the business of the Company and/or the Subsidiaries, except where the absence of (i) and/or (ii) would not have, and would not reasonably be expected to have, a Material Adverse Effect.

     (b) It is, and has been the Company's and its Subsidiaries' policy and practice to require all current and former officers, employees, agents, developers, consultants or contractors who (i) have access to any Intellectual Property to execute confidentiality and nondisclosure agreements that protect the confidentiality of the Trade Secrets of the Company and the Subsidiaries in favor of the Company and/or the Subsidiaries and (ii) contribute to or participate in the creation and/or development of any Intellectual Property to execute "work made for hire" or invention assignment agreements that ensure ownership of the Intellectual Property in the Company and/or its Subsidiaries. Each current and former officer, employee, agent, developer, consultant and contractor who (x) has had or has access to any Intellectual Property has executed a confidentiality and nondisclosure agreement that protects the confidentiality of the Trade Secrets of the Company and the Subsidiaries in favor of the Company and/or the Subsidiaries; and (y) contributed to or participated in the creation and/or development of any Intellectual Property either: (1) is a party to a "work made for hire" agreement under which either the Company or a Subsidiary is deemed to be the original owner/author of all right, title and interest in the Intellectual Property created or developed by such Person; or (2) has executed an assignment or an agreement to assign in favor of either the Company or a Subsidiary of all such Person's right, title and interest in the Intellectual Property, except, in the case of either (x) or
(y), where the absence of such an agreement would not have, and would not reasonably be expected to have, a Material Adverse Effect. Except in the ordinary course of business or as set forth on SCHEDULE 3.12(b), neither the Company nor any of the Subsidiaries has licensed, leased, sold, placed in escrow or otherwise transferred or disclosed to any Person the source code for any Software that constitutes any part of the Intellectual Property (the "SOURCE CODE DISCLOSURES"). Assuming compliance by the parties thereto other than the Company with the terms and conditions set forth in the contractual arrangements relating to the Source Code Disclosures set forth on SCHEDULE 3.12(b) or made in the ordinary course of business, none of such Source Code Disclosures would have, or would reasonably be expected to have, a Material Adverse Effect. The Company and the Subsidiaries either own or have the right to use, pursuant to valid licenses, all software development tools, library functions, compilers and all other third-party software used in the creation or development of, incorporated in or required to create, modify, compile, operate or support any of the Software. Without limiting the foregoing, except as set forth on SCHEDULE 3.12(b), no open source or public library software, including, without limitation, any software licensed pursuant to any GNU public license, is or was used in the creation, development or modification of or is or was incorporated into any Intellectual Property. None of the uses of open source or public library software set forth on SCHEDULE 3.12(b) would have, or would reasonably be expected to have, a Material Adverse Effect.

     (c) All contracts, including, without limitation, all licenses, relating to or affecting the Intellectual Property are legal, valid, binding and enforceable, except for those contracts which if found not to be legal, valid, binding or enforceable would not have, and would not reasonably be expected to have, a Material Adverse Effect. None of the Company, any of the Subsidiaries or, to the Company's Knowledge, any other party is in default under any contract relating to or affecting any of the Intellectual Property, except where such default would not have, and would not reasonably be expected to have, a Material Adverse Effect.

     (d) None of the Company or any of the Significant Subsidiaries has been served with, or has otherwise received written notice of, any Suit against the Company or any of the Significant Subsidiaries and, to the Company's Knowledge, no Suit is pending against the Company or any Significant Subsidiary for which service of process or other written notice has not yet been received involving any proceedings or actions before any court or tribunal (including the United States Patent and Trademark Office or equivalent authority anywhere in the world) in any country or other geographic area in the world related to or affecting the Intellectual Property owned by the Company or any of its Subsidiaries which would have, or would reasonably be expected to have, a Material Adverse Effect.

     (e) The execution and delivery of this Agreement and consummation of the transactions contemplated hereby will not result in the breach of, or create on behalf of any third party the right to terminate or modify, any license, sublicense or other agreement: (i) relating to or affecting any Intellectual Property, including, without limitation, Software that is used in the manufacture of, incorporated in, or forms a part of any product or service that has been sold by, is sold by or is expected to be or contemplated to be sold by the Company or any of the Subsidiaries; or (ii) pursuant to which the Company or any of the Subsidiaries is granted a license or otherwise authorized to use any third party Intellectual Property, including, without limitation, Software that is used in the manufacture of, incorporated in, or forms a part of any product or service that has been sold by, is sold by or is expected or contemplated to be sold by the Company or any of the Subsidiaries, except those licenses, sublicenses or agreements which if breached, terminated or modified would not have, and would not reasonably be expected to have, a Material Adverse Effect.

     (f) All Patents and all copyright and trademark applications and registrations, including, without limitation, those Patents and copyright and trademark applications and registrations set forth on SCHEDULE 3.12(f): (i) are in compliance with all formal legal requirements (including, without limitation, filing, examination and maintenance fees, recordations and proofs of use) and have been registered with, filed in or issued by, as the case may be, the United States Patent and Trademark Office, United States Copyright Office or such other governmental authority and the foreign equivalents of the foregoing; and (ii) if registered, are valid, subsisting and enforceable, have not been abandoned and, as to all applications to register any unregistered Copyrights, Patents and Trademarks, are pending and in good standing without challenge of any kind except where the absence of (i) and/or (ii) would not have, and would not reasonably be expected to have, a Material Adverse Effect.

     (g) Except as set forth on SCHEDULE 3.12(g), to the Company's Knowledge, no Person is infringing, violating, misappropriating or making unauthorized use of any of the Intellectual Property owned by the Company. The Company and its Subsidiaries have enforced and taken such commercially reasonable steps as are necessary to protect and preserve all rights in the Intellectual Property against the infringement, violation, misappropriation and unauthorized use thereof by any Person. The Company or its Subsidiaries have the right to: (i) bring actions for past, present and future infringement, dilution, misappropriation or unauthorized use of the Intellectual Property owned by Company or any of its Subsidiaries, injury to goodwill associated with the use of any Intellectual Property owned by the Company or any of its Subsidiaries, unfair competition or trade practices violations of and other violation of the Intellectual Property owned by the Company or its Subsidiaries in any country or other geographic area in the world; and (ii) with respect to the Intellectual Property owned exclusively by the Company and the Subsidiaries, receive all proceeds from the foregoing set forth in subsection (i) hereof, including, without limitation, licenses, royalties income, payments, claims, damages and proceeds of suit; except where the absence of (i) and/or (ii) would not have, and would not reasonably be excepted to have, a Material Adverse Effect.

     (h) With respect to the products listed on SCHEDULE 3.12(a) or, to the Company's Knowledge, any other products of the Company and its Subsidiaries, none of the business or activities previously or currently conducted by the Company or any of the Subsidiaries infringes, violates or constitutes a misappropriation or unauthorized use of, any intellectual property, including, without limitation, any Copyrights, Patents, Trademarks and Trade Secrets of any Person, except for such infringements, violations, misappropriations or unauthorized uses that would not have, and would not reasonably be expected to have, a Material Adverse Effect. Except as set forth in SCHEDULE 3.12(g), none of the Company or any of the Significant Subsidiaries has been served with, or has otherwise received written notice of, any Suit against the Company or any of the Significant Subsidiaries and, to the Company's Knowledge, no Suit is pending against the Company or any Significant Subsidiary for which service of process or other written notice has not yet been received, alleging any such infringement, violation, misappropriation or unauthorized use and there is no reasonable basis upon which any complaint, claim or notice involving such an allegation may be initiated against the Company or its Subsidiaries, in each case which is reasonably expected to have a Material Adverse Effect.

     (i) Except as set forth in SCHEDULE 3.12(i), no Person (including but not limited to, any agent or agency of any United States or foreign national, state or local governmental authority) has been supplied by the Company with any key, "backdoor" or other mechanism to reverse, defeat, disable, or weaken the full strength power of the encryption, centralized management interface, and other similar protections provided by or resident in the Software.

     Section 3.13 LICENSES AND PERMITS. The Company and each of the Subsidiaries has all material franchises, authorizations, memberships, approvals, orders, consents, licenses, certificates, permits, registrations, qualifications or other rights and privileges of any U.S. or foreign governmental or self-regulatory authority or agency or political subdivision thereof (collectively, "PERMITS") necessary to permit the ownership of property and the conduct of business as presently conducted by the Company and the Subsidiaries, and all such Permits are valid and in full force and effect. No such Permit is reasonably expected to be terminated as a result of the execution of this Agreement, the Transaction Documents or consummation of the transactions contemplated hereby or thereby.

     Section 3.14 EMPLOYEE MATTERS.

     (a) SCHEDULE 3.14(a) sets forth a true, complete and accurate list of all Employee Benefit Plans, other than Employee Benefit Plans maintained for a single individual (i) who is not a "highly compensated employee" within the meaning of Section 414(q) of the

Code and (ii) that provide total severance payments not in excess of 12 months' salary and/or welfare benefit continuation following termination of employment for not more than 18 months.

     (b) Each of the Employee Benefit Plans conforms (and at all times has conformed) in all material respects to, and is being administered and operated (and has at all times been administered and operated) in material compliance with, the requirements of ERISA, the Code and all other applicable laws. All returns, reports and disclosures required to be made under ERISA, the Code or any other applicable law with respect to the Employee Benefit Plans have been timely filed or made, and all statements made on such returns, reports and disclosures been true and complete in all material respects. Neither the Company nor any ERISA Affiliate has incurred any material liability for any tax, excise tax, or penalty with respect to any Employee Benefit Plan, and no event has occurred and no circumstance exists or has existed that would reasonably be expected to give rise to a material liability for any such tax or penalty.

     (c) Each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code and exempt from tax under Section 501(a) of the Code has been determined by the Internal Revenue Service to be so qualified and exempt or a timely application for such determination has been made or will be made with respect to the initial qualification of each such Employee Benefit Plan. Any such Internal Revenue Service determination remains in effect and has not been revoked. Nothing has occurred since the date of any such determination that is reasonably expected to affect adversely such qualification or exemption.

     (d) The Company has delivered or made available to the Purchasers true, complete and accurate copies of the following documents: (i) all plan documents, amendments and trust agreements relating to each Employee Benefit Plan listed on
SCHEDULE 3.14(a); (ii) the most recent annual and periodic accountings of plan assets; (iii) the most recent Internal Revenue Service determination or notification letter for each Employee Benefit Plan that is an "employee pension benefit plan" (as that term is defined in Section 3(2) of ERISA) and a list identifying any amendment not covered by such determination or notification letter; (iv) annual reports filed on Form 5500 (including accompanying schedules) for each Employee Benefit Plan for the past three years, if such reports were required to be filed; (v) the current summary plan description, if any is required by ERISA, for each Employee Benefit Plan; and (vi) all insurance contracts, annuity contracts, investment management or advisory agreements, administration contracts, service provider agreements, audit reports, fidelity bonds and fiduciary liability policies relating to any Employee Benefit Plan; and (vii) all material correspondence with any governmental authority relating to any Employee Benefit Plan.

     (e) Except as set forth in SCHEDULE 3.14(e), there are no pending or, to the Knowledge of the Company, threatened claims by or on behalf of any Employee Benefit Plan, or by or on behalf of any individual participants or beneficiaries of any Employee Benefit Plan, alleging any violation of ERISA or any other applicable laws or regulations, or claiming payments (other than benefit claims made and expected to be approved in the ordinary course of the operation of such plans), nor is there any basis for such claim. Except as set forth in SCHEDULE 3.14(e), no Employee Benefit Plan is the subject of any pending or, to the Company's Knowledge, threatened investigation or audit by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other regulatory agency, foreign or domestic.

     (f) Except as set forth in SCHEDULE 3.14(f), all contributions to and payments from the Employee Benefit Plans, have been timely made.

     (g) There has been no amendment to, written interpretation or announcement (whether or not written) relating to, or change in employee participation or coverage under, any Employee Benefit Plan which, when aggregated with all such amendments, written interpretations, announcements or changes, would increase materially the aggregate expense of maintaining the Employee Benefit Plans above the level of the expense incurred in respect thereof for the fiscal year of the Company ending immediately prior to the date hereof. Except as set forth in
SCHEDULE 3.14(g), each Employee Benefit Plan may be amended or terminated, at any time determined by the Company in its sole discretion, except as limited by law and with respect to previously accrued benefits.

     (h) The Company and the ERISA Affiliates do not sponsor, participate in or contribute to, and have not in the past sponsored, participated in or contributed to, and have no current or contingent obligation with respect to:
(1) any defined benefit pension plan subject to Title IV of ERISA, (2) any "multiemployer plan" (as defined in Section 3(37) of ERISA), (3) except as set forth in SCHEDULE 3.14(h), any plan or arrangement that provides post retirement medical benefits, death benefits or other welfare benefits, except to the extent required by Part 6 of Title I of ERISA or any similar law, or (4) any "welfare benefit fund" (within the meaning of Section 419 of the Code).

     Section 3.15 KEY EMPLOYEES AND EXECUTIVE COMPENSATION.

     (a) SCHEDULE 3.15(a)-1 sets forth a true and complete list of the names, titles, annual salaries and other compensation of all present officers of the Company and the Subsidiaries and all other present employees of the Company and the Subsidiaries whose annual base salary exceeds $175,000 or whose annual commissions exceeded $250,000 in the most recent fiscal year. As of the date hereof, none of the individuals listed on SCHEDULE 3.15(a)-2 has indicated that he or she intends to resign or retire as a result of the transactions contemplated by this Agreement or otherwise within one year following the Closing Date.

     (b) Except as set forth in SCHEDULE 3.15(b), neither the Company nor any Subsidiary, for the one year period ending June 30, 2002, has made any payment of any amount to any employee or former employee that would not be deductible pursuant to Section 162(m) of the Code.

     (c) Except as set forth in SCHEDULE 3.15(c), the execution of and performance of the transactions contemplated by this Agreement will not (either alone or upon the occurrence of any additional or subsequent events) result in:
(i) any payment to or acceleration, vesting or increase in the rights of any employee or former employee of the Company or the Subsidiaries, or (ii) any "excess parachute payment" (as defined in Section 280G of the Code) to any current or former employee of the Company or the Subsidiaries.

     (d) The Company has delivered to Advent a true and correct copy of the Corporate Equity and Executive Management Compensation Plan adopted by the Compensation Committee of the Board on June 1, 2003 (the "COMPENSATION PLAN").

     Section 3.16 LABOR MATTERS. Except as set forth in SCHEDULE 3.16:

     (a) none of Company or any of the Subsidiaries is a party to or bound by any collective bargaining or similar agreement, letter of understanding or any other agreement, formal or informal, with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Company or any of the Subsidiaries in the United States;

     (b) none of the employees of the Company or any of the Subsidiaries is represented by any labor organization; and

     (c) the Company has provided the Purchasers with true, complete and accurate copies of all written employee handbooks, policy manuals and other material personnel policies, rules or procedures applicable to employees of the Company or any of the Subsidiaries.

Section 3.17 TAXES. Except as set forth in SCHEDULE 3.17:

     (a) the Company and each of the Subsidiaries has filed in accordance with all applicable laws, all Tax returns, statements, reports and forms (collectively, the "RETURNS") required to be filed with any Taxing Authority when due (taking into account any extension of a required filing date);

     (b) such Returns were true, complete and accurate in all material respects;

     (c) the Company has paid when due all Taxes that were required to be withheld and paid to a taxing authority with respect to payments made to employees, independent contractors and any other person payments to whom are subject to tax withholding;

     (d) the charges, accruals and reserves reflected on the Balance Sheet (excluding any provision for deferred income taxes) are adequate to cover the Tax liabilities accruing through the date thereof;

     (e) there are no pending audits of any Tax Returns of the Company and the Subsidiaries;

     (f) neither the Company nor any of the Subsidiaries has any obligation under any tax sharing agreement, tax allocation agreement, tax indemnification agreement or any other agreement or arrangement in respect of any Tax with any Person or any distributions made or to be made with respect to Taxes;

     (g) neither the Company nor any of the Subsidiaries has been a member of any affiliated, consolidated, combined or unitary group other than one in which the Company was the common parent;

     (h) the Company is not now, and has never been a "United States Real Property Holding Corporation" as defined in Section 897(c)(2) of the Code and
Section 1.897-2(b) of the Treasury Regulations promulgated thereunder;

     (i) none of the Subsidiaries that are not formed under the laws of the United States has made an investment in U.S. property, as defined by Section 956 of the Code; and

     (j) the Subsidiaries are and, since the date of their acquisition or formation (as the case may be) by the Company, have been corporations as defined in Treasury Regulation 301.7701-2.

     Section 3.18 ENVIRONMENTAL MATTERS.

     (a) The Company and each of the Subsidiaries: (i) has not received written notice from any Person that the Company or any of the Subsidiaries is not or has not been in compliance with any Environmental Laws; (ii) currently holds all material Permits and all financial assurance required under any Environmental Laws for the Company and each of the Subsidiaries to operate their business; and
(iii) has not engaged in any conduct that has or reasonably would be expected to give rise to any material claim, loss, damage, or other liability under any Environmental Law.

     (b) To the Company's Knowledge, except as set forth in SCHEDULE 3.18(b),
(i) there are no asbestos or asbestos-containing materials or polychlorinated biphenyls in or on (A) any real property, buildings, structures or components thereof currently leased by the Company or any of the Subsidiaries or operated by the Company or any of the Subsidiaries or (B) any property, buildings, structure or components thereof formerly owned or leased by the Company or any of the Subsidiaries during the period of such ownership or lease (collectively, the "COMPANY PROPERTIES") and (ii) there are and have been no underground or aboveground storage tanks (whether or not required to be registered under any applicable law), dumps, landfills, lagoons, surface impoundments, sumps, injection wells or other disposal or storage sites or locations in or on any Company Properties.

     (c) Neither the Company nor any of the Subsidiaries has received any written notice or, to the Company's Knowledge, any other communications from any Person stating or alleging that any of them may become a potentially responsible party under any Environmental Law (including without limitation the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, and any state analog thereto) with respect to any actual or alleged environmental contamination. None of the Company, the Subsidiaries, or, to the Company's Knowledge, any governmental agency or authority, or any other Person is conducting or has conducted or is proposing or threatening to conduct any environmental remediation or investigation which reasonably would be expected to result in material liability of the Company or any of the Subsidiaries under any Environmental Law or require disclosure under the Securities Act, Exchange Act or Nasdaq rules.

Section 3.19 CERTAIN PAYMENTS. To the Company's Knowledge, neither the Company nor any of the Subsidiaries nor any of their respective current or former directors, officers, employees, agents or Affiliates has, on behalf of the Company or any Subsidiary or in connection with their respective businesses, (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds, (c) established or maintained any unlawful or unrecorded fund of corporate

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monies or other assets, (d) made any false or fictitious entries on the books and records of the Company or (e) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment of any nature.

     Section 3.20 AFFILIATE TRANSACTIONS. Since June 30, 2002, all transactions (other than those relating to services as directors or employees) between or among the Company or any Subsidiary, on the one hand, and any Affiliate of the Company (other than a Subsidiary), on the other hand, have been in the ordinary course of business, consistent with past practices, and have been on fair and reasonable terms, no less favorable to the Company or any Subsidiary than such terms as reasonably could be expected to be obtained in a comparable arm's-length transaction with an unaffiliated Person.

     Section 3.21 FINDERS' FEES. Other than for the fees and disbursements in the amounts and to the entities described in SCHEDULE 3.21 (all of which shall be paid by the Company) and except for the fees and expenses of the Purchasers to be paid by the Company pursuant to the terms of this Agreement, no investment banker, broker, finder or other intermediary has been retained by or is authorized to act on behalf of the Company or any Subsidiary who might be entitled to any fee or commission in connection with the transactions contemplated by this Agreement.

     Section 3.22 RIGHTS AGREEMENT. Pursuant to the terms of that certain amendment dated June 1, 2003 to the Rights Agreement, a true and complete copy of which has been provided to the Purchasers, the Company has amended the Rights Agreement to ensure that (a) none of the Purchasers is intended to be or will be deemed to be an "Acquiring Person" within the meaning of the Rights Agreement as a result of the execution and delivery of this Agreement or the acquisition of the Securities or the Underlying Shares upon a conversion in accordance with the terms of the Certificate of Designations or an exercise in accordance with the terms of the Warrants; and (b) the acquisition of the Securities and the Underlying Shares upon a conversion in accordance with the terms of the Certificate of Designations or an exercise in accordance with the terms of the Warrants shall not, under any circumstances, trigger a "Distribution Date" within the meaning of the Rights Agreement.

     Section 3.23 NASDAQ NATIONAL MARKET. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act and is listed on the Nasdaq National Market under the symbol "AZPN," and, except as contemplated by this Agreement, the Company has taken no action designed to, or expected to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq National Market. Except as set forth in SCHEDULE 3.23, the Company has not received any notification that the Commission or Nasdaq is contemplating terminating such registration or listing. The Company is not currently in violation of the Nasdaq listing standards. There are no matters with respect to which the Company has received notice of violation or deficiency from Nasdaq that, to the Company's Knowledge, remain open or unresolved.

     Section 3.24 NO MANIPULATION OF STOCK. Neither the Company, nor any Person authorized to, or with authority to, act on its behalf, has taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

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     Section 3.25 NON-INVESTMENT COMPANY. The Company has been advised of the rules and requirements under the Investment Company Act of 1940, as amended (the "INVESTMENT COMPANY ACT"). The Company is not, and immediately after receipt of payment for the Securities will not be, an "investment company" or an entity "controlled" by an "investment company" within the meaning of the Investment Company Act.

     Section 3.26 GENERAL SOLICITATION; NO INTEGRATION. Neither the Company, nor any Person authorized to, or with authority to, act on its behalf, has engaged in a general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) of investors with respect to offers or sales of the Securities. The Company has not, directly or indirectly, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Securities Act) which is or will be integrated with the Securities sold pursuant to this Agreement.

     Section 3.27 ACCOUNTING CONTROLS. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurances that
(a) transactions are executed in accordance with management's general or specific authorizations, (b) transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain assets accountability, (c) access to assets is permitted only in accordance with management's general or specific authorization and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

     Section 3.28 ACKNOWLEDGEMENT REGARDING PURCHASERS' PURCHASE OF SECURITIES. The Company acknowledges and agrees that each of the Purchasers is acting solely in the capacity of an arm's length purchaser with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that no Purchaser is acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby and any advice given by any Purchaser or any of their respective representatives or agents in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby is merely incidental to the Purchasers' purchase of the Securities. The Company further represents to each Purchaser that the Company's decision to enter into this Agreement has been based solely on the independent evaluation of the Company and its representatives.

     Section 3.29 ACKNOWLEDGEMENT OF DILUTION. The Company acknowledges that the issuance of the Securities (including the Underlying Shares) will result in dilution of the outstanding shares of Common Stock, which dilution may be substantial under certain market conditions. The Company further acknowledges that, subject to the satisfaction by the Purchasers of their obligations under the Transaction Documents, the Company's obligations under the Transaction Documents, including without limitation its obligation to issue the Securities (including the Underlying Shares) pursuant to the Transaction Documents, are unconditional and absolute and not subject to any right of set off, counterclaim, delay or reduction, regardless of the effect of any such dilution or any claim that the Company may have against any Purchaser.

     Section 3.30 FORM S-3 ELIGIBILITY. The Company has the ability to register its Common Stock for resale by the Purchasers under Form S-3 promulgated under the Securities Act.

                                   ARTICLE 4
                REPRESENTATIONS AND WARRANTIES OF EACH PURCHASER

     Each Purchaser, severally as to itself and no other Purchaser, (and provided that the Series D-2 Purchasers are not making the representations and warranties in Section 4.09 below) hereby represents and warrants to the Company as of the date hereof that:

     Section 4.01 EXISTENCE AND POWER. Such Purchaser is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

     Section 4.02 AUTHORIZATION. Such Purchaser has the power to execute, deliver and perform its obligations under this Agreement and the other Transaction Documents to which it is a party and, if other than a natural person, has taken all necessary action to authorize the execution, delivery and performance by it of this Agreement and such other Transaction Documents. This Agreement constitutes, and each of the other Transaction Documents to which it is a party, when executed and delivered by such Purchaser, will constitute, a valid and binding agreement of such Purchaser, enforceable in accordance with its terms.

     Section 4.03 GOVERNMENTAL AUTHORIZATION. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby, require no material action by or in respect of, or material filing with, any governmental body, agency or official, by such Purchaser other than (a) any filings, authorizations, consents and approvals as may be required under the HSR Act; (b) the filing by such Purchaser with the Commission of such reports under the Exchange Act as may be required in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby to be effected at or prior to the Closing, and filings required to be made pursuant to Nasdaq rules; and (c) any filings required by the securities or blue sky laws of the various states and filings under the Securities Act and/or the Exchange Act each in connection with a registration pursuant to the Investor Rights Agreement.

     Section 4.04 NONCONTRAVENTION. The execution, delivery and performance by such Purchaser of this Agreement and the other Transaction Documents to which it is a party, and the consummation of the transactions contemplated hereby and thereby do not and will not violate the organizational documents of such Purchaser, if such Purchaser is other than a natural person, or any applicable material law, rule, regulation, judgment, injunction, order or decree.

     Section 4.05 PRIVATE PLACEMENT. Such Purchaser is acquiring Securities pursuant to this Agreement for investment and not with a view to the resale or distribution of such Securities or any interest therein, without prejudice, however, to such Purchaser's right, subject to compliance with the Transaction Documents (including the Investor Rights Agreement), at all times to sell or otherwise dispose of all or any part of such Securities pursuant to an effective registration statement under the Securities Act or under an exemption from such registration and in compliance with applicable federal and state securities laws. Nothing contained herein shall be deemed a representation or warranty by such Purchaser to hold Securities for any period of time. Such Purchaser is acquiring the Shares hereunder in the ordinary course of business. Except as contemplated by the Investor Rights Agreement, such Purchaser has no present agreement, undertaking, arrangement, obligation or commitment providing for the disposition of such Securities. The Purchaser has not been organized, reorganized or recapitalized specifically for the purpose of investing in such Securities. At all times since the time such Purchaser was initially offered Securities, such Purchaser has been an "accredited investor" as such term is defined in Regulation D under the Securities Act.

     Section 4.06 ACCESS TO INFORMATION. Such Purchaser acknowledges that it has been afforded: (a) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Securities and the merits and risks of investing in the Securities; (b) access to information about the Company and the Subsidiaries and their respective financial condition sufficient to enable it to evaluate its investment; and (c) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of such Purchaser or its representatives or counsel, nor any other provisions of this SECTION 4.06, shall modify, amend or affect such Purchaser's right to rely on the truth, accuracy and completeness of the representations and warranties contained in the Transaction Documents to which it is a party.

     Section 4.07 GENERAL SOLICITATION. Such Purchaser is not purchasing Securities as a result of any advertisement, article, notice or other communication regarding such Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

     Section 4.08 RELIANCE. Such Purchaser understands and acknowledges that (a) the Securities are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act and (b) the availability of such exemption depends in part on, and the Company will rely upon the accuracy and truthfulness of, the foregoing representations and such Purchaser hereby consents to such reliance.

     Section 4.09 ABSENCE OF LITIGATION. Such Series D-1 Purchaser has not been served or otherwise received written notice of any Suit against such Series D-1 Purchaser, and, to such Series D-1 Purchaser's knowledge, no such Suit is otherwise pending or threatened, by or before any court or other governmental body or arbitrator against such Series D-1 Purchaser or any of its Affiliates in which an unfavorable outcome, ruling or finding in any said matter, or for all such matters taken as a whole, questions this Agreement or any of the Transaction Documents to which such Series D-1 Purchaser is a party or seeks to or would reasonably be expected to delay or prevent the consummation of the transactions contemplated hereunder or thereunder, or the right of such Series D-1 Purchaser to execute, deliver and perform hereunder or thereunder.

     Section 4.10 FINDERS' FEES. Except for fees and expenses of the Purchasers to be paid by the Company pursuant to the terms of this Agreement, such Purchaser has not retained or authorized an investment banker, broker, finder or other intermediary to act on behalf of such

Purchaser who might be entitled to any fee or commission from the Company or any of its Affiliates upon consummation of the transactions contemplated by this Agreement.

                                   ARTICLE 5
                            COVENANTS OF THE COMPANY

     Section 5.01 NOTICES OF CERTAIN PRE-CLOSING EVENTS. From the date hereof until the Closing Date, the Company shall notify each Series D-1 Purchaser of the occurrence of any of the following circumstances or events promptly following the Company's becoming aware of such circumstances or events:

     (a) the Company's receipt of any written notice or other written communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement or the other Transaction Documents;

     (b) the Company's receipt of any notice or other communication from the Commission, Nasdaq or any other governmental or regulatory agency or authority (other than the FTC) regarding any of the terms set forth in the Certificate of Designations, the proxy contemplated by SECTION 6.05 or the Transaction Documents in connection with the transactions contemplated by this Agreement or the other Transaction Documents;

     (c) the Company's or any Significant Subsidiary's receipt of written notice of any Suit pending or, to the Company's Knowledge, threatened against the Company or any of the Significant Subsidiaries, and any judgment, injunction, order, decree or arbitration award relating to or involving or otherwise affecting the Company or any Subsidiary, that, if pending or, to the Company's Knowledge, threatened on the date of this Agreement, would have been required to have been disclosed on SCHEDULE 3.10;

     (d) any event or series of related events, which, individually or in the aggregate, would have, or would reasonably be expected to have, a Material Adverse Effect; and

     (e) any event which reasonably causes the Company to believe that any of the conditions to Closing set forth in SECTIONS 7.01and 7.02, including SECTIONS 7.01(b) and 7.01(g), cannot be satisfied;

     (f) any significant development regarding the FTC Investigation; PROVIDED, HOWEVER, that the Company may decline to provide notice under this SECTION 5.01(f), if in its reasonable judgment, based on advice of counsel, such notice would (i) cause it to waive its attorney client privilege or (ii) have an adverse effect on its ability to come to a favorable resolution with the FTC.

     Section 5.02 USE OF PROCEEDS. The Company will use the proceeds from the issuance and sale of the Series D-1 Purchase Shares and Warrants to the Series D-1 Purchasers solely as follows:

     (a) to effect one of the following: (i) to repurchase at a discount to face value an aggregate principal amount of the Convertible Debentures prior to maturity to be mutually agreed upon by the Company and the D-1 Purchasers, (ii) to create a separate account the sole purpose of which is to fund either, at the Company's option, redemption at maturity of the Convertible Debentures, or such uses as the Company and the D-1 Purchasers mutually agree;

     (b) to repurchase certain shares of Series B Preferred Stock as contemplated by the Series B Agreement;

     (c) for general working capital of the Company and the Subsidiaries of not more than $15,000,000 unless the Company and the Series D-1 Purchasers agree otherwise; and

     (d) to pay fees and expenses incurred in connection with this Agreement, the other Transaction Documents and the transactions contemplated hereby and thereby;

PROVIDED, HOWEVER, that, except as specifically permitted under this Section 5.02, the net proceeds from issuance and sale of the Series D-1 Purchase Shares and Warrants to the Series D-1 Purchasers shall not be used to repurchase or redeem any capital stock or other securities of the Company or any of the Subsidiaries.

     Section 5.03 CAPITAL STOCK MATTERS.

     (a) The Company will file the Certificate of Designations prior to the Closing Date with the Secretary of State of Delaware in accordance with Delaware law.

     (b) The Company will reserve and will keep available for issuance at all times when any shares of Series D Preferred Stock and Warrants are outstanding, solely for the purpose of effecting the conversion of the Series D Preferred Stock and Warrants, the total number of Underlying Shares issuable upon conversion of the outstanding shares of Series D Preferred Stock and exercise of the outstanding Warrants.

     (c) The Company shall use all commercially reasonable efforts to comply with all applicable Nasdaq National Market eligibility requirements and Nasdaq Marketplace Rules and to follow recommendations by Nasdaq.

     (d) The Company shall file with Nasdaq, a Notification Form for Listing Additional Shares with respect to the Underlying Shares within twenty (20) days after the date of this Agreement.

     Section 5.04 INSURANCE. For so long as the holders of the Series D-1 Preferred Stock have the right to elect directors of the Company pursuant to the Certificate of Designations, the Company shall use all commercially reasonable efforts to carry and maintain any insurance against directors' and officers' liability to cover such directors to the same extent as directors elected by the holders of Common Stock; PROVIDED, HOWEVER, that if the aggregate annual premiums for such insurance exceed two hundred percent (200%) of the per annum rate of premium currently paid by the Company on the date of this Agreement for such insurance, then the Company shall provide the maximum coverage that shall then be available at an annual premium equal to two hundred percent (200%) of such rate.

     Section 5.05 TAX ELECTIONS; CHANGES IN ACCOUNTING PRACTICES. From the date hereof until the Closing Date, the Company shall not make any material Tax election or material change in any method of accounting or accounting practice of the Company or any Subsidiary except for any such change required by reason of a concurrent change in U.S. generally accepted accounting principles.

     Section 5.06 PRE-CLOSING CONDUCT OF THE COMPANY.

     (a) From the date hereof until the Closing Date, the Company shall, and shall cause each of the Subsidiaries to:

          (i) conduct its and their businesses in the ordinary course;

          (ii) use its and their commercially reasonable efforts to preserve intact its and their business organizations and relationships with third parties;

          (iii) maintain all applicable Permits and authority to do business;

          (iv) fund each Employee Benefit Plan in accordance with the terms of such plan and with respect to benefits accrued or claims incurred through the Closing Date, including the payment of applicable premiums on any insurance contract funding an Employee Benefit Plan for coverage provided through the Closing Date;

          (v) timely file each Public Report required to be filed by the Company in accordance with the requirements of the Securities Act and the Exchange Act, as applicable, and the rules and regulations promulgated thereunder;

          (vi) proceed diligently and in good faith in the pursuit of its strategies to resolve the FTC Investigation; and

          (vii) at the Company's discretion, enter into an employment agreement with Lawrence B. Evans, which agreement shall be substantially on the terms provided to Advent on the date hereof.

     (b) Without limiting the generality of the foregoing, from the date hereof until the Closing Date, the Company will not, and will not permit any of the Significant Subsidiaries to:

          (i) adopt or propose any change in the certificate of incorporation or bylaws of the Company, other than the filing with the Secretary of State of Delaware, at or prior to Closing, of the Certificate of Designations, the Charter Amendment and a certificate of elimination with respect to the Series B Preferred Stock and the Series C Preferred Stock, all in accordance with the General Corporation Law of the State of Delaware;

          (ii) issue any shares of Preferred Stock, other than shares of Series A Preferred Stock issuable under the terms of the Rights Agreement or file any certificate of designations creating any class of Preferred Stock other than the Certificate of Designations;

          (iii) issue any shares of Common Stock other than shares of Common Stock issuable (A) upon the exercise of options, warrants or other rights (including rights under the Company's employee stock purchase plan) to acquire from the Company, or other obligations of the Company to issue, shares of Common Stock, (B) upon conversion or exchange of securities of the Company convertible into or exchangeable for, shares of Common Stock, in each case, as set forth in
SCHEDULE 3.05(d) (c) to Accenture in accordance with the Accenture Agreements, or (D) as quarterly dividends on the Series B Preferred Stock (it being understood that the Company may elect to pay such quarterly dividends in cash);

          (iv) issue any (A) securities of the Company convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of the Company or (B) options, warrants or other rights to acquire from the Company, or other obligations of the Company to issue, any capital stock, other voting securities or securities convertible into, or exchangeable or exercisable for, capital stock or other voting securities of the Company, other than options and restricted stock issued in the ordinary course of business and in accordance with the Compensation Plan;

          (v) split, combine or reclassify any shares of the capital stock or other securities of the Company or any Subsidiary;

          (vi) merge or consolidate with any other Person (other than a Subsidiary), or acquire a significant portion of the business assets of any other Person (other than a Subsidiary);

          (vii) sell, lease, license or otherwise dispose of any material assets or property except in the ordinary course of business;

          (viii) take, commit to take or intentionally omit to take, any action, that would result, or would reasonably be expected to result, in any of the conditions to the obligations of any Purchaser set forth in Section 7.01 not being satisfied;

          (ix) except as may be required by law or as may be necessary to preserve an Employee Benefit Plan's qualified status under Section 401 of the Code, adopt, terminate, amend, extend, or otherwise change any Employee Benefit Plan in a manner that, when aggregated with all such adoptions, terminations, amendments, extensions or changes, would materially increase the aggregate costs of the Employee Benefit Plans without the prior written consent of Purchaser; PROVIDED, HOWEVER, that the Company will give the Purchasers prior written notice of the Company's intention to take any such action that will not materially increase the costs thereof or that is required by law or necessary to continue the qualified status of any Employee Benefit Plan;

          (x) release any party from any confidentiality agreement by which such party is bound that was entered into in connection with a contemplated purchase of securities of the Company, or from its obligations under any agreements relating to covenants not to purchase the Company's securities or other standstill obligations;

          (xi) amend, rescind or modify any of the terms set forth in the Compensation Plan; or

          (xii) agree or commit to do any of the foregoing.

     Section 5.07 PRE-CLOSING ACCESS TO INFORMATION. From the date hereof until the Closing Date, the Company will, and will cause each Subsidiary to, (a) during regular business hours, and upon reasonable notice, give each Series D-1 Purchaser, its counsel, financial advisors, auditors and other authorized representatives, full access to the offices, properties, books and records of the Company and the Subsidiaries upon reasonable notice by the Series D-1 Purchasers to Company; (b) furnish to each Series D-1 Purchaser, its counsel, financial advisors, auditors and other authorized representatives such financial and operating data and other information relating to the Company or any Subsidiary as such Persons may reasonably request, except to the extent that furnishing any such information or data would violate any law, order, contract or license applicable to the Company or any Subsidiary or by which any of their respective assets and/or properties is bound; and (c) instruct the employees, counsel (including the Company's outside counsel in the FTC Investigation), auditors and financial advisors of the Company or any Subsidiary to cooperate with each Series D-1 Purchaser in its investigation of the Company and the Subsidiaries. No investigation by any Purchaser, its counsel, financial advisors, auditors or other authorized representatives or any other Person, and no information received by any Purchaser, its counsel, financial advisors, auditors or other authorized representatives or any other Person, shall operate as a waiver or otherwise affect any representation, warranty, covenant or agreement given or made by the Company hereunder. The rights of the Purchasers under this SECTION 5.07 may be limited by the Company to the extent that the Company, based on the advice of counsel, determines in its reasonable judgment that the exercise of such rights would have, or would reasonably be expected to have, an adverse effect on (i) the Company's ability to preserve attorney client privilege with respect to matters relating to the FTC Investigation or (ii) its ability to come to a favorable resolution with the FTC.

     Section 5.08 NO SOLICITATION.

     (a) Subject to SECTION 5.08(b), the Company agrees that it will not, and that it will cause each of the Subsidiaries and each of their respective directors and officers to, and the Company will use all commercially reasonable efforts to ensure that each of the Company's agents, advisors (including its legal counsel and financial advisors) and employees, do not, directly or indirectly: (i) initiate, solicit or encourage, or take any action to facilitate the making of, any offer or proposal from any Person which constitutes, or would reasonably be expected to result in, an Alternative Transaction or an inquiry with respect thereto; (ii) enter into any agreement with respect to any Alternative Transaction; or (iii) engage in negotiations or discussions with, or provide any information or data to, any Person other than the Purchasers or any of their affiliates or representatives relating to any Alternative Transaction, or otherwise cooperate in any way with, or assist or participate in, facilitate or encourage any effort or attempt by any Person to do or seek any of the foregoing.

     (b) Notwithstanding anything set forth in SECTION 5.08(a) to the contrary, the Company may furnish information in response to an unsolicited written proposal (provided such proposal was not solicited by Credit Suisse First Boston LLC, the Company's legal counsel or any other agent of the Company) regarding an Alternative Transaction and engage in negotiations with a Person relating to any such Alternative Transaction if, but only if, the Board determines in good faith that (i) such Alternative Transaction is reasonably expected to result in a Superior Proposal and (ii) after consultation with its independent outside counsel, the failure to furnish such information or engage in such negotiations would reasonably be expected to violate the Board's fiduciary duties under applicable law; PROVIDED, HOWEVER, that the Company shall notify the Purchasers orally (with written confirmation to follow within 24 hours) of any inquiries, expressions of interest, proposals or offers received by, the Company or any of the Subsidiaries or any of their representatives relating to any Alternative Transaction indicating, in such notice, the name of the Person submitting the Alternative Transaction proposal in question and the terms and conditions of such proposal; PROVIDED, FURTHER, that the Company shall notify the Purchasers orally (with written confirmation to follow within 24 hours) of any Superior Proposal, which notice shall identify the Person submitting the Superior Proposal and include a summary of the terms and conditions of such Superior Proposal (a "SUPERIOR PROPOSAL NOTICE"), The Company shall permit the Purchasers a period of five (5) Business Days after receipt of a Superior Proposal Notice (the "SUPERIOR PROPOSAL PERIOD") to submit to the Company a new proposal in response to the Superior Proposal that is the subject of the Superior Proposal Notice. After one such Superior Proposal Period, the Board shall determine whether and how, in its sole discretion in light of its fiduciary obligations under applicable law, to proceed with respect to the Superior Proposal and the Purchasers' response.

     (c) The Company agrees that it will, and it will cause each of the Subsidiaries and each of their respective directors and officers to, and that it will use all commercially reasonable efforts to cause each of its employees, advisors (including its legal counsel and financial advisors) and agents to, immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any Alternative Transaction.

     (d) Neither the Board nor any committee thereof shall, except as permitted by this SECTION 5.08(d), (i) withdraw or modify, or propose publicly to withdraw or modify, in a manner adverse to the Purchasers, the approval or recommendation by the Board or such committee of this Agreement and the transactions contemplated hereby, (ii) approve or recommend, or propose publicly to approve or recommend, any Alternative Transaction, or (iii) authorize the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement related to any Alternative Transaction. Notwithstanding the foregoing, in the event that, prior to the approval of the issuance and sale of the shares of Series D Preferred Stock under this Agreement and the Charter Amendment by the stockholders of the Company, the Board determines in good faith, after it has received a Superior Proposal and after consultation with independent outside counsel, that the failure to approve or recommend such Superior Proposal would reasonably be expected to violate the Board's fiduciary duties under applicable law, the Board may withdraw or modify its approval or recommendation of this Agreement and the transactions contemplated hereby but only after such time that the Board considers any adjustments in the terms and conditions of this Agreement submitted by the Purchasers during the Superior Proposal Period. The Board shall provide the Purchasers' with prior notice of the Board's intention to so withdraw or modify its approval and/or recommendation not less than two (2) Business Days prior to such withdraw or modification.

     (e) Nothing contained in this SECTION 5.08 or SECTION 6.05 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or Rule 14e-2(a) promulgated under the Exchange Act or (ii) making any disclosure to its stockholders, in each case, if, in the good faith judgment of the Board, after consultation with independent outside counsel, the failure to take such position or make such disclosure would violate, or would reasonably be expected to violate, applicable law.

     Section 5.09 CERTAIN ACTIONS OR OMISSIONS. Notwithstanding anything to the contrary in this Agreement, (a) the Company and its Subsidiaries may take or omit to take any action that it is required to take or omit to take in order to comply with any order issued by the FTC, any settlement agreement entered into between the FTC and the Company or any Subsidiary or pursuant to any other resolution of the FTC Investigation negotiated with the FTC; and (b) (i) no representation, warranty, covenant or agreement of the Company set forth in this Agreement shall be considered breached, and (ii) no condition to closing to the obligations of the Purchasers shall be considered to have failed to be satisfied, as a result of any such action or omission by the Company, unless, with respect to this clause (ii), the condition set forth in SECTION 7.01(h) shall not be satisfied.

     Section 5.10 UPDATE OF DISCLOSURE. On or prior to the Closing Date, the Company shall deliver to the Purchasers written notice of any event or development that (a) renders any statement, representation or warranty of the Company in this Agreement (including the Disclosure Letter) inaccurate or incomplete in any material respect; (b) constitutes or results in a breach by the Company of, or a failure by the Company to comply with, any agreement or covenant in this Agreement applicable to it; and (c) occurs after the date hereof which, if it had occurred prior to the date hereof, would have caused or constituted, or would have reasonably been expected to have caused or constituted, a breach or default of any of the representations or warranties of the Company contained in or referred to in this Agreement (including any Schedules or Annexes). Any disclosure made by the Company pursuant to clause (a) of the prior sentence that specifically references the provisions of this
SECTION 5.10 shall be deemed to amend and supplement the Disclosure Letter for all purposes of this Agreement other than SECTIONS 9.04(a)(IV), 9.04(a)(V) , 9.04(b) and 9.03 (but only to the extent Section 9.03 relates to the provisions of Section 9.04(a)(iv) and Section 9.04(a)(v)).

                                   ARTICLE 6
                   COVENANTS OF THE COMPANY AND THE PURCHASERS

     Section 6.01 FURTHER ASSURANCES. Each of the Series D-1 Purchasers, severally as to itself, agrees with the Company and the Company agrees with the Series D-1 Purchasers, to use and to cause each Subsidiary to use, all commercially reasonable efforts to cause the conditions to Closing set forth in SECTIONS 7.01 and 7.02 to be satisfied and to execute and deliver such documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement or any other Transaction Document. In no event shall the Series D-2 Purchasers be entitled to any benefit of this covenant vis-a-vis the other Purchasers, including any right to enforce it against the other Purchasers or to claim damages against any other Purchaser for breach of it.

     Section 6.02 CERTAIN FILINGS.

     (a) The Company and each Purchaser shall file with the proper authorities all forms and other documents which are necessary pursuant to the HSR Act, and the regulations promulgated thereunder, as promptly as possible and shall cooperate with each other in promptly producing such additional information as those authorities may reasonably require to allow early termination of the notice period provided by the HSR Act or as otherwise necessary to comply with statutory requirements of the FTC or the Department of Justice.

     (b) The Company and each Purchaser agree to cooperate with each other (i) in determining whether any action by or in respect of, or filing with, any governmental body, agency, official or authority other than pursuant to SECTION 6.02(a) is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material contracts, in connection with the consummation of the transactions contemplated by this Agreement and the other Transaction Documents and (ii) in taking such actions or making any such filings, furnishing information required in connection therewith and seeking timely to obtain any such actions, consents, approvals or waivers.

     Section 6.03 PUBLIC ANNOUNCEMENTS. Subject to the terms of Section 5.02 of the Series B Agreement, except as may be required by law or Nasdaq regulations, each of the Purchasers, severally as to itself, and the Company agrees to consult with each other before issuing any press release or making any public statement with respect to this Agreement or the transactions contemplated hereby.

     Section 6.04 TAX CONSISTENCY. Each Purchaser, severally as to itself and no other Purchaser, and the Company each confirms that the Series D Preferred Stock is intended to be "common stock" for purposes of Section 305 of the Code and the Company agrees not to take any actions inconsistent with such intention and to file all documents required to be filed by it with any Taxing Authority in a manner consistent with the foregoing intention, unless otherwise required by a final determination of the issue, as defined in Section 1313 of the Code.

     Section 6.05 PROXY STATEMENT.

     (a) The Company, in consultation with the Purchasers, shall use all commercially reasonable efforts to prepare and file with the Commission, as promptly as practicable after the date hereof, but in no event later than twenty
(20) days after the date hereof, preliminary proxy materials with respect to a meeting of the stockholders (the "SPECIAL MEETING") for the purpose of approving the issuance and sale of the Securities hereunder, the Charter Amendment (which includes amendments to effect a reverse stock split, increase the number of shares of Common Stock and Preferred Stock authorized for issuances and reduce the par value of Company securities), the adoption of the Company's 2003 Stock Incentive Plan and an amendment to the Company's 1995 Director Stock Option Plan, as amended (collectively, the

"COMPANY PROPOSALS"); PROVIDED, HOWEVER, that, prior to filing any such preliminary proxy materials with the Commission, the Company shall afford the Purchasers reasonable opportunity (which shall not be less than two (2) Business
Days) to review and comment on any such preliminary proxy materials; and PROVIDED, FURTHER, that the Company shall not file any preliminary proxy materials to which the Purchasers reasonably object. Thereafter, the Company, in consultation with the Purchasers, shall promptly file with the Commission the definitive proxy statement and, acting through the Board, (i) call a Special Meeting to be held at the earliest practicable date but in no event later than 45 days after the earlier of (a) receiving notification that the Commission is not reviewing the preliminary proxy materials and (b) the conclusion of any Commission review of the preliminary proxy materials, for the sole purpose of voting upon the approval of the Company Proposals and (ii) subject to SECTION 5.08(d), include in the proxy statement the recommendation of the Board that holders of the Common Stock approve the Company Proposals; and PROVIDED, HOWEVER, that, prior to filing any such definitive proxy statement with the Commission, the Company shall afford the Purchasers reasonable opportunity (which shall not be less than two (2) Business Days) to review and comment on any change reflected in such definitive proxy statement; PROVIDED, FURTHER, that the Company shall not file any definitive proxy statement to which the Purchasers reasonably objected. Neither prior to nor at the Special Meeting shall the Company put forth any matter, other than those matters relating to transactions expressly contemplated by this Agreement, to the holders of Common Stock for their approval without the prior written consent of Advent.

     (b) Each of the Company, on the one hand, and each of the Purchasers, severally and not jointly, on the other hand, hereby agrees that the information provided and to be provided by it specifically for use in the preliminary proxy material and the definitive proxy statement shall not, on the date upon which the definitive proxy statement is mailed to the stockholders of the Company or on the date of the Special Meeting contemplated by this Agreement contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company and each of the Purchasers agrees to correct promptly any such information provided by it that shall have become false or misleading in any material respect, and the Company shall take all steps necessary to file with the Commission any amendment or supplement to the definitive proxy statement so as to correct the same and to cause such definitive proxy statement as so corrected to be disseminated to the Company's stockholders to the extent required by applicable law.

     (c) Any proxy solicitation materials prepared and filed by the Company with the Commission and/or delivered to the Company's stockholders pursuant to this
Section 6.05, including the preliminary proxy materials and definitive proxy statement to be filed in accordance with SECTION 6.05(a), shall comply as to form in all material respects with the provisions of the Exchange Act.

                                   ARTICLE 7
                              CONDITIONS TO CLOSING

     Section 7.01 CONDITIONS TO EACH PURCHASER'S OBLIGATIONS. The obligation of each Series D-1 Purchaser to purchase the Series D-1 Purchase Shares and Warrants hereunder and the obligation of each Series D-2 Purchaser to exchange Series B Shares for Series D-2 Shares and


                                      -40

Warrants hereunder is subject to the satisfaction or waiver by (i) the Series D-1 Purchasers acquiring a majority of the Series D-1 Preferred Stock hereunder and (ii) the Series D-2 Purchasers acquiring a majority of the Series D-2 Preferred Stock hereunder, at or prior to the Closing Date, of the following conditions:

     (a) No provision of any applicable law or regulation shall have been enacted, no judgment, injunction, order, decree or arbitration award shall have been issued, and no Suit, of which any party hereto shall have received notice, shall be pending or threatened, in any case which seeks to prohibit, and which would reasonably be expected to result in the enjoinment of, any of the transactions contemplated by this Agreement.

     (b) Each of the following conditions shall have been satisfied:

          (i) The Company and each of the other Purchasers shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date;

          (ii) the representations and warranties of the Company and each of the other Purchasers made in this Agreement which are qualified as to "materiality," "Material Adverse Effect" or words of similar meaning shall have been true and correct when made on the date hereof and shall be true and correct at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which, on the Closing Date need to be true and correct as of the particular date referenced therein);

          (iii) all other representations and warranties of the Company and the other Purchasers made in this Agreement shall have been true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date (except for representations and warranties made as of a particular date, which, on the Closing Date, need to be true and correct as of the particular date referenced therein); and

          (iv) with respect to the foregoing conditions of the Company, the Series D-1 Purchasers and the Series D-2 Purchasers shall each have received a certificate signed by the Chief Executive Officer or Chief Financial Officer of the Company to the foregoing effect; except, however, in the case of clauses
(ii) and (iii), for changes expressly contemplated by this Agreement.

For purposes of this SECTION 7.01(b), "other Purchasers" means, (i) with respect to the Series D-1 Purchasers, the Series D-2 Purchasers and (ii) with respect to the Series D-2 Purchasers, the Series D-1 Purchasers.

     (c) The Company and the Subsidiaries shall have received or obtained all governmental and regulatory (non-customer) consents, and all material third-party consents, authorizations or approvals (domestic and foreign) necessary for the consummation of the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to each of (i) the Series D-1 Purchasers and (ii) the Series D-2 Purchasers, and no such consent, authorization or approval shall have been revoked.

     (d) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     (e) The issuance and sale of the Securities shall have been approved and adopted at the Special Meeting, at which a quorum is present, by the requisite vote of the stockholders of the Company under applicable law, the rules of Nasdaq, and the Company's certificate of incorporation and bylaws.

     (f) No proceeding with respect to the Proxy Statement shall have been initiated or threatened in writing by the Commission.

     (g) No event or series of related events shall have occurred that shall have had or that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

     (h) There shall not have been any consent agreement with, or public announcement by, the FTC with respect to its investigation into the Company's acquisition of the Hyprotech Business that requires or directs the Company or any of the Subsidiaries to divest, whether by sale, exclusive license or otherwise, (x) all or any substantial portion of the business or assets of the Hyprotech Business, (y) any of the Major Products or (z) the intellectual property, staff or contracts material to the development, maintenance, marketing, licensing, sales or support of the Major Products such that the Company and the Subsidiaries cannot develop, maintain, market, license, sell or support the Major Products that are the subject of such consent agreement or directive.

     (i) If such Purchaser is a Series D-1 Purchaser, all Series D-1 Purchase Shares and Warrants shall have been issued at the Closing in exchange for the aggregate Purchase Price therefore in accordance with SECTION 2.02(b)(I) and
SECTION 2.02(c)(I) and the other provisions of this Agreement; and if such Purchaser is a Series D-2 Purchaser all applicable Series B Shares shall have been exchanged at the Closing for Series D-2 Shares and Warrants in accordance with SECTION 2.02(b)(II) and SECTION 2.02(c)(II) and the other provisions of this Agreement.

     (j) The transactions contemplated by the Series B Agreement shall be completed on the Closing Date simultaneously with the Closing on the terms provided in the Series B Agreement without waiver or amendment thereto unless reasonably acceptable to the Series D-1 Purchasers.

     (k) The Company shall have delivered evidence reasonably satisfactory to such Purchaser that its Adjusted Quick Ratio (as defined in the Loan and Security Agreement between the Company and certain of its Subsidiaries and Silicon Valley Bank, dated January 30, 2003, as such agreement is in effect on the date hereof) as of the last fiscal quarter end of the Company preceding the Closing Date shall be at least 1.4:1.

     (l) The Purchasers shall have received from each party thereto (other than such Purchaser) either (i) a counterpart of the Transaction Documents (including the Investor Rights Agreement), signed on behalf of such party, or (ii) a facsimile transmission of signature pages to the Transaction Documents (including the Investor Rights Agreement), signed on behalf of such party.

     (m) Each Purchaser shall have received one or more certificates evidencing the Shares issuable to such Purchaser hereunder and one or more Warrants issuable to such Purchaser hereunder, and such certificates evidencing such Securities shall be in definitive form and registered in such names as such Purchaser shall have requested.

     (n) The Company shall have filed the Certificate of Designations with the Secretary of State of Delaware, and each Purchaser shall have received copies thereof, together with a long-form good standing certificate issued by the Secretary of State of Delaware as of a date no earlier than five (5) days prior to the Closing Date with respect to the good standing certificate and immediately prior to the Closing in the case of the Certificate of Designations.

     (o) No issues shall have been raised by Nasdaq with respect to the Notification Form for Listing of Additional Shares filed pursuant to SECTION 5.03(d) which remain unresolved.

     (p) Each Purchaser shall have received an opinion, dated the Closing Date, of Hale and Dorr LLP, counsel to the Company, in the form of EXHIBIT H.

     (q) If such Purchaser is a Series D-1 Purchaser, it shall have received an executed copy of the Management Rights Letter from the Company.

     (r) The Board shall be comprised of nine (9) directors, of which the number of directors allowed to be designated by the holders of Series D-1 Preferred Stock pursuant to the Series D Certificate shall have been elected to serve on the Board commencing immediately after the Closing; PROVIDED that if the D-1 Purchasers shall have designated less than the permitted number of directors within ten (10) days of the date hereof, the Board shall be comprised of a number of directors equal to nine (9) minus the number of permitted directors not designated by the Series D-1 Purchasers within ten (10) days of the date hereof.

     (s) The Company shall have paid, in accordance with SECTIONS 9.03(b) and
(D), the reasonable expenses of Advent and the Purchasers incurred prior to the Closing Date in connection with the transactions contemplated by the Transaction Documents to the extent invoices reasonably satisfactory to the Company were received at least two days prior to Closing.

     (t) Each Purchaser shall have received (i) a certification from the Secretary of the Company that the documents delivered to the Purchasers pursuant to subsection (n) above, together with the Certificate of Incorporation (including the certificates of designation) of the Company in effect on the date hereof, constitute the entire charter of the Company, and that none of such documents have been amended, modified or supplemented, and (ii) all other documents reasonably requested by it relating to the existence of the Company, the corporate authority for entering into, and the validity of, this Agreement and each other Transaction Document to which such Purchaser is a party, all in form and substance reasonably satisfactory to such Purchaser.

     (u) The individuals designated as "key employees" on SCHEDULE 3.15(a)-2 shall continue to be employed by the Company in the same position as such individuals were employed on the date hereof.

     Section 7.02 CONDITIONS TO COMPANY'S OBLIGATIONS. The obligations of the Company to issue and deliver the Securities to the Purchasers hereunder are subject to the satisfaction or waiver by the Company, at or prior to the Closing Date, of the following conditions:

     (a) No provision of any applicable law or regulation shall have been enacted, no judgment, injunction, order, decree or arbitration award shall have been issued, and no Suit, of which any party hereto shall have received notice, shall be pending or threatened, in any case which seeks to prohibit, and which would reasonably be expected to result in the enjoinment of, any of the transactions contemplated by this Agreement.

     (b) (i) Each of the Purchasers shall have performed in all material respects all of its obligations hereunder required to be performed by it on or prior to the Closing Date, (ii) the representations and warranties of the several Purchasers made to the Company in this Agreement and any other Transaction Document which are qualified as to "materiality," "Material Adverse Effect" or words of similar meaning shall have been true and correct when made on the date hereof and shall be true and correct at and as of the Closing Date, as if made at and as of such date and (iii) all other representations and warranties of the several Purchasers made to the Company in this Agreement and any other Transaction Document shall have been true and correct in all material respects when made on the date hereof and shall be true and correct in all material respects at and as of the Closing Date, as if made at and as of such date.

     (c) The Company and the Subsidiaries shall have received or obtained all governmental and regulatory (non-customer) consents, and all material third-party consents, authorizations or approvals (domestic and foreign) necessary for the consummation of the transactions contemplated hereby, in each case in form and substance reasonably satisfactory to such the Company, and no such consent, authorization or approval shall have been revoked.

     (d) The waiting period applicable to the consummation of the transactions contemplated by this Agreement under the HSR Act shall have expired or been terminated.

     (e) The issuance and sale of the Securities shall have been approved and adopted at the Special Meeting, at which a quorum is present, by the requisite vote of the stockholders of the Company under applicable law, the rules of Nasdaq, and the Company's certificate of incorporation and bylaws.

     (f) No proceeding with respect to the Proxy Statement shall have been initiated or threatened in writing by the Commission.

     (g) The transactions contemplated by the Series B Agreement shall have been completed on or prior to the Closing Date by the Series D-2 Purchasers in a manner reasonably acceptable to the Company.

     (h) The Company shall have received from each other party thereto either
(i) a counterpart of the Transaction Documents, signed on behalf of such party, or (ii) a facsimile transmission of signature pages to the Transaction Documents, signed on behalf of such party.

     (i) The Company shall have received the aggregate Purchase Price for the Series D-1 Purchase Shares and Warrants from the Series D-1 Purchasers and the Series B Shares to be surrendered by the Series D-2 Purchasers in exchange for Series D-2 Shares and Warrants, all as provided in SECTION 2.02(b).

     (j) No issues shall have been raised by Nasdaq with respect to the Notification Form for Listing of Additional Shares filed pursuant to SECTION 5.03(d) which remain unresolved.

                                   ARTICLE 8
                            SURVIVAL; INDEMNIFICATION

     Section 8.01 SURVIVAL. All of the representations and warranties of the Company and the Purchasers contained in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Securities, and shall remain in full force and effect until the date which is thirty (30) days after the date upon which the Company's Annual Report on Form 10-K for the fiscal year ending June 30, 2004 has been filed with the Commission (the "SURVIVAL DATE"). All covenants and agreements of the Company and the Purchasers contained in this Agreement and in the other Transaction Documents shall survive the execution and delivery hereof and thereof and the issuance, sale and delivery of the Securities, and shall remain in full force and effect in accordance with their respective terms. Without limiting the generality of the foregoing, with respect to a breach of any representation or warranty for which notice is given prior to 5:00 p.m., New York City time, on the Survival Date, the indemnification obligation set forth in SECTION 8.02 below shall survive the Survival Date until the claim identified in the notice is finally resolved.

     Section 8.02 INDEMNIFICATION.

     (a) Subject to SECTION 8.03, from and after the Closing Date, the Company agrees to indemnify, defend and hold harmless, each Purchaser and its Affiliates from and against any and all losses, claims, damages, liabilities, costs and expenses, including reasonable attorneys' fees and disbursements and other expenses incurred in connection with investigating, preparing, settling or defending any action, claim or proceeding (each a "PROCEEDING"), pending or threatened, and the costs of enforcement thereof (collectively, "LOSSES"), which such Person may suffer or become subject to as a result of (i) any misstatement in any representation or warranty, or (ii) any breach of any covenant or agreement, made by, or to be performed on the part of, the Company under this Agreement or any other Transaction Document, and in each case to reimburse any such Person for all such Losses as they are incurred by such Person.

     (b) Subject to SECTION 8.03, each Purchaser, severally as to itself and no other Purchaser, hereby agrees to indemnify, defend and hold harmless, the Company and its Affiliates (which term shall not include any Purchaser for the purposes of this Section 8.02(b)) from and against any and all Losses which such Person may suffer or become subject to as a result of (i) any misstatement in any representation or warranty made by, or
(ii) any breach of any covenant or agreement to be performed on the part of, such Purchaser under this Agreement or any other Transaction Document, and in each case to reimburse any such Person for all such Losses as they are incurred by such Person.

     (c) Promptly after receipt by any Person (the "INDEMNIFIED PERSON") of notice of any demand, claim or event which would, or would reasonably be expected to, give rise to a claim or the commencement of any Suit in respect of which indemnity may be sought pursuant to SECTION 8.02(a) or (b), such Indemnified Person shall give notice thereof to the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") and the Company will deliver a copy of such notice to each Purchaser. Notwithstanding the foregoing, the failure so to give prompt notice to the Indemnifying Person will not relieve such Indemnifying Person from liability, except to the extent such failure or delay materially prejudices such Indemnifying Person. The Indemnifying Person may participate in and, to the extent that it shall elect by written notice delivered to the Indemnified Person promptly after receiving such notice from the Indemnified Person, shall be entitled to control the defense of any such Suit at its own expense with counsel reasonably satisfactory to the Indemnified Person. After notice from the Indemnifying Person to such Indemnified Person of its election to control the defense thereof, such Indemnifying Person shall not be liable to such Indemnified Person for any legal expenses subsequently incurred by such Indemnified Person in connection with the defense thereof, PROVIDED, HOWEVER, that if the named parties in any Suit (including any impleaded parties) include both such Indemnified Person and such Indemnifying Person and there exists or shall exist a conflict of interest that would make it inappropriate, in the opinion of counsel to the Indemnified Person, for the same counsel to represent both such Indemnified Person and such Indemnifying Person or any affiliate or associate thereof, the Indemnified Person shall be entitled to retain its own counsel at the expense of such Indemnifying Person; PROVIDED, HOWEVER, that no Indemnifying Person shall be responsible for the fees and expenses of more than one separate counsel for all Indemnified Persons, it being understood that if any stockholder of the Company that is an Affiliate of Advent or one of such stockholders' Affiliates is an Indemnified Person, then Advent shall select any such separate law firm (and local counsel) which may be counsel to Advent or such Affiliates in other unrelated matters. The Indemnifying Person shall not be liable under this SECTION 8.02 for the settlement of any claim or Suit in respect of which indemnity may be sought hereunder if such settlement was effected without its consent (which consent will not be unreasonably denied, withheld or delayed).

(d) All amounts payable under subsections (a) or (b) of this SECTION 8.02 shall be treated for all Tax purposes as adjustments to the purchase price for the Securities, except as otherwise required by law.

     Section 8.03 LIMITATIONS ON INDEMNIFICATION.

     (a) Subject to SECTION 8.03(b), (i) the Company shall not have liability to the Series D-1 Purchasers under Section 8.02(a)(I) until the aggregate amount of Losses theretofore incurred under SECTION 8.02(a)(I) by the Series D-1 Purchasers and their Affiliates exceeds One Million Dollars ($1,000,000) (the "SERIES D-1 LOSS THRESHOLD"), in which case the Purchasers and their Affiliates shall be entitled to all Losses they have incurred (including all Losses under the Series D-1 Loss Threshold); and (ii) the Company shall not have liability to the Series D-2 Purchasers under Section 8.02(a)(i) until the aggregate amount of Losses theretofore incurred under Section 8.02(a)(i) by the Series D-2 Purchasers and their Affiliates exceeds Two Hundred Ten Thousand Dollars ($210,000) (the "SERIES D-2 LOSS THRESHOLD," and together with the Series D-1 Loss Threshold, the "LOSS THRESHOLD"), in which case the Series D-2 Purchasers and their Affiliates shall be entitled to all Losses they have incurred (including all Losses under the Series D-2 Loss Threshold).

     (b) No Series D-1 Purchaser shall have any liability under Section 8.02(b) as a result of any misstatement in any representation or warranty until the aggregate amount of Losses theretofore incurred under Section 8.02(b) by the Company and its Affiliates exceeds the Series D-1 Loss Threshold, in which case the Company and its Affiliates shall be entitled to all Losses they have incurred (including all Losses under the Series D-1 Loss Threshold)

     (c) No Series D-2 Purchaser shall have any liability under Section 8.02(b) as a result of any misstatement in any representation or warranty until the aggregate amount of Losses theretofore incurred under Section 8.02(b) by the Company and its Affiliates exceeds the Series D-2 Loss Threshold, in which case the Company and its Affiliates shall be entitled to all Losses they have incurred (including all Losses under the Series D-2 Loss Threshold).

                                   ARTICLE 9
                                  MISCELLANEOUS

     Section 9.01 NOTICES. All notices, requests and other communications to any party hereunder shall be in writing (including facsimile or similar writing) and shall be given to such party at its address or facsimile number set forth on the signature page hereof, or such other address or facsimile number as such party may hereinafter specify for the purpose of this Section to the party giving such notice. Each such notice, request or other communication shall be effective (a) if given by facsimile transmission, when such facsimile is transmitted to the facsimile number specified on the signature pages of this Agreement and electronic confirmation of the transmission of such facsimile is received or,
(b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or, (c) if given by any other means, when delivered at the address specified on the signature pages of this Agreement.

     Section 9.02 AMENDMENTS AND WAIVERS.

     (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by the Company and each Purchaser, or in the case of a waiver, by the party against whom the waiver is to be effective.

     (b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

     Section 9.03 EXPENSES; DOCUMENTARY TAXES.

     (a) Except as expressly set forth in this Agreement or any other Transaction Document, the Company and each Purchaser will each pay its own costs and expenses in connection with this Agreement and the other Transaction Documents and the transactions contemplated hereby or thereby.

     (b) The Company agrees to pay, promptly after the presentation of invoices summarizing the work performed and supporting documentation, the out-of-pocket expenses incurred by Advent or the Series D-1 Purchasers for the reasonable fees and disbursements of Pepper Hamilton LLP, PricewaterhouseCoopers LLP and UBS Warburg LLC in connection with the due diligence investigation, and the preparation and negotiation of this Agreement and the other Transaction Documents (and the documents and instruments executed in connection herewith and therewith), and the transactions contemplated hereby and thereby (including the issuance and sale of the Securities, the repurchase of Series B Preferred Stock, the preparation of the Proxy Statement and the holding of the Special Meeting), and any other reasonable third party costs and expenses incurred by the Series D-1 Purchasers in connection with such transactions, including customary post-closing matters (the "EXPENSE REIMBURSEMENT AMOUNT"); PROVIDED, HOWEVER, that, if this Agreement is terminated by the Company pursuant to SECTION 9.04(a)(VII) as a result of a breach by a Series D-1 Purchaser or the Closing does not otherwise occur as a result of a breach by any Series D-1 Purchaser of its obligations under this Agreement, the Company shall not be required to pay the Expense Reimbursement Amount pursuant to this SECTION 9.03(b); and PROVIDED, FURTHER, in no event shall the Expense Reimbursement Amount exceed $1,850,000. In the event a Trigger Event occurs, the Expense Reimbursement Amount shall be paid not later than two (2) Business Days following the date of the Trigger Event. In addition, should the Closing occur, the Company agrees to pay any and all reasonable out-of-pocket expenses (including fees and disbursements of counsel) incurred by Advent, any Series D-1 Purchaser (or any of its assignees) in connection with any amendment, waiver, consent or enforcement hereof or thereof.

     (c) In the event this Agreement is terminated (x) by a Series D-1 Purchaser pursuant to SECTION 9.04(a)(IV), (VI) or (viii)(II), (y) by the Company pursuant to SECTION 9.04(a)(VIII) or (IX), or (z) by a Series D-2 Purchaser pursuant to
Section 9.04(a)(v) unless the basis for such termination is a breach or a failure to fulfill an obligation by the Series D-1 Purchasers, then in such case (such case of termination being referred to as a "TRIGGER EVENT"), but, except as provided in subsection (d) below, in no event later than five (5) Business Days following the Trigger Event, the Company shall pay to Advent, as agent for the Series D-1 Purchasers, by wire transfer of immediately available funds an amount equal to the difference between (A) Three Million Dollars ($3,000,000), MINUS (B) any amounts payable by the Company to the Series D-1 Purchasers under
SECTION 9.03(b) in respect of the Expense Reimbursement Amount (the "TERMINATION FEE").

     (d) Notwithstanding anything in this SECTION 9.03 to the contrary, upon a Trigger Event, and provided the Expense Reimbursement Amount is timely paid in accordance with SECTION 9.03(b), the Company may elect to pay the Termination Fee due under SECTION 9.03(c) to Advent or its designee in shares of Common Stock, in which case the Termination Fee shall be increased by $50,000 (the "STOCK TERMINATION FEE"). If the Company elects to pay the

Stock Termination Fee, the Company shall provide Advent with notice of its election to pay the Stock Termination Fee within five Business Days after the Trigger Event. Within ten Business Days after the Trigger Event, the Company shall file a resale registration statement for an offering to be made on a continuous basis under Rule 415 of the Securities Act covering the shares of Common Stock issued to Advent or its designee as payment of the Stock Termination Fee; PROVIDED, HOWEVER, such filing may be extended for up to 90 days (i) as provided in Section 2.5(c) in the Investor Rights Agreement as a result of an Adverse Disclosure or (ii) as reasonably determined to be necessary by the Board of Directors of the Company to implement the transactions contemplated by a Superior Proposal, whichever is shorter (the date of filing, the "FILING DATE"). The shares constituting payment of the Stock Termination Fee shall be delivered to Advent or its designee on the Business Day immediately preceding the Filing Date (the date of delivery being the "PAYMENT DATE"). The number of shares of Common Stock to be issued to Advent or its designee in payment of the Stock Termination Fee shall be determined by dividing (x) the sum of the dollar amount of the Termination Fee plus $50,000 by (y) the arithmetic average of the Average Daily Trading Price (as defined in the Certificate of Designations) of the Common Stock for the five Trading Days (as defined in the Certificate of Designations) ending five Trading Days prior to the Payment Date. The Company shall use all commercially reasonable efforts to cause the registration statement covering the shares of Common Stock issued in payment of the Stock Termination Fee to become effective as soon as practicable and to remain continuously effective for 45 days. The Company shall effect such registration in accordance with Sections 2.5(a) and (b) and 2.7 of the Investor Rights Agreement and the selling stockholders in such registration will comply with Sections 2.7 and 2.9 of the Investor Rights Agreement.

     (e) The Company agrees to pay upon the earlier of the Closing or termination of this Agreement and the receipt of invoices reasonably satisfactory to the Company the out-of-pocket expenses incurred by the Series D-2 Purchasers for the reasonable fees and disbursements of Proskauer Rose LLP in connection with the preparation and negotiation of this Agreement and certain other Transaction Documents; PROVIDED, HOWEVER, that in no event shall the aggregate amount reimbursed under this SECTION 9.03(e) exceed $100,000; PROVIDED, FURTHER, that, if this Agreement is terminated (i) by the Company or the Series D-1 Purchasers pursuant to SECTIONS 9.04(a)(II), 9.04(a)(IV) or 9.04(a)(VIII) as a result of a breach or a failure to fulfill an obligation by a Series D-2 Purchaser, or (ii) the Series B Agreement is terminated by the Company pursuant to Section 7.04(a)(iv) thereof as a result of a breach or a failure to fulfill an obligation by a Series D-2 Purchaser or Holder, then the Company shall not be required to pay such amount pursuant to this SECTION 9.03(e).

     (f) In addition to the amounts set forth in SECTION 9.03(e), the Company agrees to pay, or reimburse the Series D-2 Purchasers upon the earlier of the Closing or termination of this Agreement and the receipt of invoices reasonable satisfactory to the Company for any and all expenses, costs, fees, disbursements and charges incurred or borne by the Series D-2 Purchasers in connection with any filing required by SECTION 6.02, or any actions taken by the Series D-2 Purchasers in connection with the FTC Investigation at the request of the Company or any governmental authority, including, the reasonable legal fees of counsel incurred in connection therewith. The payment of such expenses and fees by the Company shall be in addition to, and not limitation of, its reimbursement obligation under SECTION 9.03(e); PROVIDED,

HOWEVER, that, if this Agreement or the Series B Agreement is terminated for the reasons contemplated in the second proviso in SECTION 9.03(e) above, the Company shall not be required to pay the amounts contemplated by this SECTION 9.03(f).

     (g) The Company agrees to pay any and all stamp, transfer and other similar taxes payable or determined to be payable in connection with the execution and delivery of this Agreement and the issuance of the Securities and all Underlying Shares.

     (h) All filing fees relating to or arising out of the filings under the HSR Act by the Series D-1 Purchasers with respect to the transactions contemplated by this Agreement shall be paid by the Series D-1 Purchasers, and shall be subject to the expense reimbursement provided for in this SECTION 9.03.

     Section 9.04 TERMINATION.

     (a) This Agreement may be terminated at any time prior to the Closing:

          (i) by mutual written agreement of the Company and Advent;

          (ii) by the Company, the Series D-1 Purchasers or the Series D-2 Purchasers if the Closing shall not have been consummated on or before the Termination Date (PROVIDED that the right to terminate this Agreement under this SECTION 9.04(a)(II) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been a principal cause of or resulted in the failure of the Closing to occur on or before the Termination Date);

          (iii) by the Company or the Series D-1 Purchasers if the Company's stockholders fail to approve the issuance and sale of the Securities or the Charter Amendment at the Special Meeting contemplated by the Agreement;

          (iv) by the Series D-1 Purchasers if the Company or any of the Series D-2 Purchasers shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement such that the condition set forth in SECTION 7.01(b) (with respect to such a breach by the Company) or
SECTION 7.02(b) (with respect to such a breach by the Series D-2 Purchasers) is not satisfied, which breach is not cured to the reasonable satisfaction of the Series D-1 Purchasers within fifteen (15) days after notice thereof is received by the Company or by the Termination Date, whichever is earlier;

          (v) by the Series D-2 Purchasers if the Company or any of the Series D-1 Purchasers shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement such that the condition set forth in Section 7.01(b) (with respect to such a breach by the Company) or
Section 7.02(b) (with respect to such a breach by the Series D-1 Purchasers) is not satisfied, which breach is not cured to the reasonable satisfaction of the Series D-2 Purchasers within fifteen (15) days after notice thereof is received by the Company or by the Termination Date, whichever is earlier;

          (vi) by any Purchaser in the event that (a) the Board shall have failed to recommend adoption and approval of the issuance of the Securities in the Proxy Statement as contemplated by this Agreement or the Board shall have withdrawn or modified in a manner adverse to the Purchasers such recommendation;
(b) the Board shall have recommended to the stockholders of the Company an Alternative Transaction; or (c) an Alternative Transaction shall have been announced or otherwise publicly known and the Board shall have either not recommended against acceptance of such Alternative Transaction by its stockholders or not reaffirmed its recommendation for the transaction contemplated by this Agreement, in either case, within ten (10) Business Days of the date the Alternative Transaction first becomes publicly known;

          (vii) by the Company if any Series D-1 Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which, in any case, (A) would cause the condition set forth in
SECTION 7.02(b) not to be satisfied and (B) is not cured to the reasonable satisfaction of the Company within fifteen (15) days after notice thereof is received by such Purchaser or by the Termination Date, whichever is earlier;

          (viii) (I) by the Company if any Series D-2 Purchaser shall have breached any of its representations, warranties, covenants or agreements contained in this Agreement which, in any case, (A) would cause the condition set forth in SECTION 7.02(b) not to be satisfied and (B) is not cured to the reasonable satisfaction of the Company within fifteen (15) days after notice thereof is received by such Purchaser or by the Termination Date, whichever is earlier, or (II) by the Company or any Series D-1 Purchaser if the Company has the right to terminate the Series B Agreement pursuant to Section 7.04(a)(iv) thereof;

          (ix) by the Company in order to enter into an agreement relating to a Superior Proposal; PROVIDED that the Company has complied with SECTION 5.08(d) with respect to such Superior Proposal; or

          (x) by the Company or any Purchaser if there shall be enacted any law or regulation, if any nonappealable final order, decree or judgment of any court or governmental body having competent jurisdiction is issued, or if any Suit is filed, in any case which makes consummation of the transactions contemplated hereby in accordance with the terms and conditions hereof illegal or otherwise permanently prohibited.

     (b) If this Agreement is terminated as permitted by SECTION 9.04(a), such termination shall be without liability of any party (or any Affiliate of such party) to the other parties to this Agreement; PROVIDED that if such termination shall result from the (i) failure of any party to perform any covenant or agreement contained in this Agreement or (ii) subject to SECTION 5.10, breach by any party of any of its representations or warranties contained herein, then, subject to SECTION 8.03(b), such party shall be fully liable for any and all damages incurred or suffered by the other parties as a result of such failure or breach.

     (c) Any party to this Agreement providing a notice of termination to any other party to this Agreement pursuant to Section 9.04(a) hereof shall simultaneously provide such notice to all other parties hereto.

     (d) The provisions of this Article 9 shall survive the termination of this Agreement.

     Section 9.05 SUCCESSORS AND ASSIGNS.

     (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; PROVIDED that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party. Notwithstanding the foregoing (i) any Purchaser may assign or transfer, in whole or, from time to time, in part, the right to purchase all or any portion of the Securities to one or more of its Affiliates or, in the case of the Series D-1 Purchasers, to one or more limited partners of the Series D-1 Purchasers who have pre-existing contractual co-investment rights with the assigning Series D-1 Purchaser, (ii) subject to the terms and conditions of the Investor Rights Agreement, from and after the Closing Date, any Purchaser or other holder of Securities may assign, pledge or otherwise transfer, in whole or from time to time in part, its rights hereunder to any Person who acquires any interest in any Securities and (iii) any Purchaser may assign or transfer any of its rights or obligations under this Agreement, in whole or, from time to time, in part to the Company or any other Purchaser or Affiliate of such Purchaser. As a condition of any transfer pursuant to this SECTION 9.05, the transferee must agree in writing for the benefit of all parties to this Agreement (which writing shall be in form and substance reasonably acceptable to all parties to this Agreement) to be bound by the terms and conditions of this Agreement and all other Transaction Documents with respect to any Securities being transferred hereunder.

     (b) Notwithstanding anything herein to the contrary, this Agreement shall in no manner restrict in any way the ability of any Series D-2 Purchaser to sell, assign, transfer, pledge or otherwise encumber or dispose of any of its shares of Series B Preferred Stock; provided that, it shall be a condition of any such transfer that the transferee be an Affiliate of such Series D-2 Purchaser and that the transferee agree in writing for the benefit of all parties to this Agreement (which writing shall be in form and substance reasonably acceptable to all parties to this Agreement) to be bound by the terms and conditions of this Agreement and all other Transaction Documents with respect to any shares of Series B Preferred Stock being acquired hereunder.

     Section 9.06 GOVERNING LAW; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE STATE OF DELAWARE, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING

IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. EACH PARTY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

     Section 9.07 COUNTERPARTS; FACSIMILE SIGNATURES; EFFECTIVENESS. This Agreement may be executed in any number of counterparts (including facsimile signature) each of which shall be an original with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto. No provision of this Agreement (other than Section 8.02) is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder, except to the extent certain provisions hereof expressly convey certain rights and authorities to Advent, which the Purchasers hereby authorize to act on their behalf in all such respects.

     Section 9.08 ENTIRE AGREEMENT. This Agreement and the other Transaction Documents constitute the entire agreement and understanding between the parties hereto and supersede any and all prior agreements and understandings, written or oral, relating to the subject matter of the Transaction Documents, except that the terms and provisions of (a) the Confidentiality and Non-Disclosure Agreement dated December 10, 2002 between Advent and the Company, as amended to date, shall remain in full force and effect.

     Section 9.09 HEADINGS. The headings in this Agreement are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

     IN WITNESS WHEREOF, the parties hereto have caused this Securities Purchase Agreement to be duly executed by their respective authorized signatories as of the date first above written.



                             ASPEN TECHNOLOGY, INC.


                             By: /s/ David L. McQuillin
                                -----------------------------------------
                                Name: David L. McQuillin
                                Title: President and Chief Executive
                                       Officer


                             Address for notices:


                            Aspen Technology, Inc.
                            Ten Canal Park
                            Cambridge, Massachusetts 02141
                            Attention: Chief Financial Officer and
                                       General Counsel
                            Facsimile: 617.949.1717


                            with a copy to:


                            Hale and Dorr LLP
                            60 State Street
                            Boston, Massachusetts 02109
                            Attention: Mark L. Johnson
                            Facsimile: 617.526.5000






                       [PURCHASER SIGNATURE PAGES FOLLOW]

                             SERIES D-1 PURCHASERS:
                             ----------------------

                             ADVENT ENERGY II LIMITED PARTNERSHIP
                             ADVENT PGGM GLOBAL LIMITED PARTNERSHIP

                             DIGITAL MEDIA & COMMUNICATIONS III LIMITED
                             PARTNERSHIP

                             DIGITAL MEDIA & COMMUNICATIONS III-A LIMITED
                             PARTNERSHIP

                             DIGITAL MEDIA & COMMUNICATIONS III-B LIMITED
                             PARTNERSHIP

                             DIGITAL MEDIA & COMMUNICATIONS III-C LIMITED
                             PARTNERSHIP

                             DIGITAL MEDIA & COMMUNICATIONS III-D C.V.

                             DIGITAL MEDIA & COMMUNICATIONS III-E C.V.

                             GLOBAL PRIVATE EQUITY III LIMITED PARTNERSHIP

                             GLOBAL PRIVATE EQUITY IV LIMITED PARTNERSHIP

                             GPE IV CPP INVESTMENT BOARD CO-INVESTMENT LIMITED PARTNERSHIP

                             By: Advent International Limited Partnership,
                                 General Partner

                             By: Advent International Corporation, General
                                 Partner

                             By: /s/ Douglas A. Kingsley
                                ---------------------------------------------
                                Senior Vice President

                             ADDRESS FOR NOTICES:


                             c/o Advent International Corporation
                             75 State Street
                             Boston, MA 02109
                             Attention: Douglas A. Kingsley,
                                        Managing Director
                             Facsimile: 617.951.0568

                             WITH A COPY TO:

                             Pepper, Hamilton LLP
                             3000 Two Logan Square
                             18th and Arch Streets
                             Philadelphia, Pennsylvania 19103
                             Attention: Julia D. Corelli
                             Facsimile: 215.981.4750

                             ADVENT PARTNERS (NA) GPE III LIMITED PARTNERSHIP

                             ADVENT PARTNERS DMC III LIMITED PARTNERSHIP

                             ADVENT PARTNERS GPE-III LIMITED PARTNERSHIP

                             ADVENT PARTNERS GPE-IV LIMITED PARTNERSHIP

                             ADVENT PARTNERS II LIMITED PARTNERSHIP


                             By: Advent International Corporation, General
                                 Partner

                             By: /s/ Douglas A. Kingsley
                               ----------------------------------------------
                                   Senior Vice President


                             ADDRESS FOR NOTICES:


                             c/o Advent International Corporation
                             75 State Street
                             Boston, MA 02109
                             Attention: Douglas A. Kingsley,
                                        Managing Director
                             Facsimile: 617.951.0568


                             WITH A COPY TO:


                             Pepper, Hamilton LLP
                             3000 Two Logan Square
                             18th and Arch Streets
                             Philadelphia, Pennsylvania 19103
                             Attention: Julia D. Corelli
                             Facsimile: 215.981.4750

                             SERIES D-2 PURCHASERS:

                             PINE RIDGE FINANCIAL INC.


                             By: /s/ Avi Vigder
                               ---------------------------------------------
                               Name: Avi Vigder
                               Title: Authorized Signatory

                             ADDRESS FOR NOTICES:

                             Pine Ridge Financial Inc.
                             c/o Cavallo Capital Corp.
                             660 Madison Avenue
                             New York, NY  10022
                             Facsimile No.: (212) 651-9010
                             Telephone No.: (212) 651-9000
                             Attn:  Avi Vigder


                             WITH A COPY TO:


                             Proskauer Rose LLP
                             1585 Broadway
                             New York, New York 10036-8299
                             Facsimile No.: (212) 969-2900
                             Telephone No.: (212) 969-3000
                             Attn: Adam J. Kansler, Esq.

                             SMITHFIELD FIDUCIARY LLC


                             By: /s/ Adam J. Chill
                                ---------------------------------------------
                                Name: Adam J. Chill
                                Title: Authorized Signatory


                             ADDRESS FOR NOTICE:

                             Smithfield Fiduciary LLC
                             c/o Highbridge Capital Management, LLC
                             9 West 57th Street, 27th Floor
                             New York, New York  10019
                             Facsimile No.:(212) 751-0755
                             Telephone No.:(212) 287-4720
                             Attn: Ari J. Storch / Adam J. Chill


                             WITH A COPY TO:


                             Schulte Roth & Zabel LLP
                             919 Third Avenue
                             New York, NY 10022
                             Office: (212) 756-2376
                             Fax: (212) 593-5955
                             Attn:  Eleazer Klein, Esq.

                           SCHEDULE 2.01 - PURCHASERS

SERIES D-1 PURCHASERS:

     Advent Energy II Limited Partnership

     Advent PGGM Global Limited Partnership

     Digital Media & Communications III Limited Partnership

     Digital Media & Communications III-A Limited Partnership

     Digital Media & Communications III-B Limited Partnership

     Digital Media & Communications III-C Limited Partnership

     Digital Media & Communications III-D C.V.

     Digital Media & Communications III-E C.V.

     Global Private Equity III Limited Partnership

     Global Private Equity IV Limited Partnership

     GPE IV CPP Investment Board Co-Investment Limited Partnership

     Advent Partners (NA) GPE III Limited Partnership

     Advent Partners DMC III Limited Partnership

     Advent Partners GPE-III Limited Partnership

     Advent Partners GPE-IV Limited Partnership

     Advent Partners II Limited Partnership

SERIES D-2 PURCHASERS:




                                                                                                       SHARES OF
                                       SERIES B SHARES TO BE EXCHANGED                                COMMON STOCK
                                   -------------------------------------        SERIES D-2             UNDERLYING
                                       SERIES B-I           SERIES B-II        SHARES TO BE          WARRANTS TO BE
                                   PREFERRED STOCK        PREFERRED STOCK        RECEIVED              RECEIVED
                                   -------------------    ---------------      ------------          -------------

Pine Ridge Financial, Inc              8,094                  4,259               31,532                  630,640
Smithfield Fiduciary LLC               8,824                  3,529               31,532                  630,640
TOTAL                                 16,918                  7,788               63,064                1,261,280

                                     ANNEX I

            List of Stockholders Subject to Voting Rights Agreements



Pine Ridge Financial, Inc.
Smithfield Fiduciary LLC
Perseverance LLC

Lawrence B. Evans
David L. McQuillin
Lisa W. Zappala
Douglas R. Brown
Stephen J. Doyle
Greasham T. Brebach, Jr.
Joan C. McArdle
Stephen L. Brown
Stephen M. Jennings

                                    ANNEX II

                 List of Existing Registration Rights Agreements

Registration Rights Agreement dated as of February 8, 2002 between Aspen Technology, Inc. and Accenture LLP

Amended and Restated Registration Rights Agreement dated as of March 19, 2002 between Aspen Technology, Inc. and the Purchasers named therein

Amended and Restated Registration Rights Agreement dated as of June 5, 2002 between Aspen Technology, Inc. and the Purchasers named therein